UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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WELBILT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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PROXY STATEMENT

2018 Annual Meeting of Stockholders

WELBILT®

Bringing innovation to the table

March 14, 2018

Dear Welbilt Stockholders,

It is our pleasure to invite you to Welbilt’s 2018 Annual Meeting of Stockholders. This year’s meeting will be held on Friday, April 27, 2018, at 1:00 p.m. Eastern time, at our corporate headquarters, located at 2227 Welbilt Boulevard, New Port Richey, Florida 34655.

This year we are again pleased to furnish our proxy materials via the Internet. Providing our materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs for the distribution of the proxy materials. We have mailed to stockholders a Notice of Internet Availability of Proxy Materials for the 2018 Annual Meeting which contains instructions on how to access those documents over the Internet. Stockholders who wish to receive paper copies of the proxy materials may do so by following the instructions on the Notice of Internet Availability of Proxy Materials.

Your vote is important to us. Whether or not you plan to attend the 2018 Annual Meeting, we encourage you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy. On behalf of the Board of Directors, thank you for your continued support of Welbilt.

Sincerely,

Cynthia M. Egnotovich	Hubertus M. Muehlhaeuser
Chairperson of the Board of Directors	President and Chief Executive Officer

NOTICE OF 2018 ANNUAL MEETING OF
STOCKHOLDERS

TIME AND DATE:	1:00 p.m. Eastern time, on Friday, April 27, 2018

PLACE:	Welbilt’s corporate headquarters, located at 2227 Welbilt Boulevard, New Port Richey, Florida 34655

RECORD DATE:
Stockholders of record at the close of business on February 28, 2018 are entitled to notice of, and to vote at, the 2018 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

ITEMS OF BUSINESS:	1.	To elect eight members to the Board of Directors, each to serve for a one-year term.

	2.	To approve, on an advisory basis, the 2017 compensation of Welbilt’s named executive officers.

	3.	To ratify the selection of PricewaterhouseCoopers LLP as Welbilt’s independent registered public accounting firm for 2018.

	4.	To transact such other business as may properly come before the 2018 Annual Meeting of Stockholders and any adjournments or postponements thereof.

ADMISSION TO MEETING:
Proof of share ownership will be required for admission to the 2018 Annual Meeting of Stockholders. See the section titled “General Information about the Annual Meeting” appearing at the end of this Proxy Statement for details.

HOW TO VOTE:
Your vote is important to us. To make sure your shares are represented and voted at the Annual Meeting, we encourage you to authorize a proxy to vote your shares in one of the following ways, even if you plan to attend the meeting in person:

	•	By Telephone. Call 1-800-690-6903 from the United States or Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.

	•	By Internet. Visit www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.

	•	By Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope.

By Order of the Board of Directors,

New Port Richey, Florida March 14, 2018	Joel H. Horn Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 27, 2018: The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 are available at www.proxyvote.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this Proxy Statement constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are forward-looking statements and include, for example, descriptions of our plans and objectives and assumptions on which those plans or objectives are based. Certain of these forward-looking statements can be identified by the use of words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “could,” “will,” “may,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this Proxy Statement are based on our current beliefs and expectations and speak only as of the date hereof. These statements are not guarantees or indicators of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those risks, uncertainties and factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our other filings with the SEC. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the date of this Proxy Statement to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes certain non-GAAP financial measures. For important information regarding the use of non-GAAP financial measures, including reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. GAAP, please see “Non-GAAP Financial Measures” under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our Annual Report on Form 10-K for the year ended December 31, 2017.

PRESENTATION OF INFORMATION

Unless otherwise expressly stated or the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “Welbilt,” refer to Welbilt, Inc., “MTW” refers to The Manitowoc Company, Inc., and “Spin-Off” refers to our separation from MTW on March 4, 2016.

PROXY SUMMARY

This Proxy Summary provides general information about Welbilt and highlights certain information contained elsewhere in this Proxy Statement. As it is only a summary, please refer to the entire Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2017 before you vote. The Proxy Statement and accompanying materials were first provided to stockholders on or about March 14, 2018.

2017 HIGHLIGHTS

This past year was an exciting year for Welbilt and was our first full year as a stand-alone company. In 2017, we successfully completed the rebranding of our Company and product suite, made significant progress on our Simplification and Right-Sizing initiatives, further advanced on our 1,000 basis point margin improvement journey, improved our capital structure by paying down debt and continued to bring innovative products and solutions to the market.

DIRECTOR NOMINEES

Name	Age	Director Since(1)	Independent	Audit Committee	Compensation Committee	Corporate Governance Committee
Cynthia M. Egnotovich, Chair	60	2008	Yes
Dino J. Bianco	56	2015	Yes
Joan K. Chow	57	2012	Yes
Thomas D. Davis	62	2016	Yes
Janice L. Fields	62	—(2)	Yes
Brian R. Gamache	59	2017	Yes
Andrew Langham	44	2016	Yes
Hubertus M. Muehlhaeuser	48	2016	No
(1)	Includes service on the Board of Directors of Welbilt’s former parent company prior to the Spin-Off.
(2)	Not currently a member of the Board of Directors.
Chairperson
Member

TENURE
3
Years
4
2
2
0-2 Years
6-10 Years
3-5 Years

AGE
56
Years
3
2
3
40-49 Years
50-59 Years
60-69 Years

DIVERSITY
38%
5
3
Ethnic or Gender Diversity
Not Reported

SKILLS & EXPERIENCE
MARKETING (5/8)
ENGINEERING (1/8)
OPERATIONAL (4/8)
IT & DIGITAL (3/8)
OTHER PUBLIC BOARD SERVICE (7/8)
PUBLIC COMPANY LEADERSHIP (6/8)
P&L MANAGEMENT (6/8)
INDUSTRY EXPERIENCE (6/8)
FINANCE (5/8)
OTHER (3/8)

Welbilt, Inc.  2018 Proxy Statement | 1

CORPORATE GOVERNANCE HIGHLIGHTS

•	Separate Board Chairperson and CEO
•	Regular Board and Committee self-evaluations
•	Risk oversight by full Board and Committees
•	Majority voting standard for uncontested Director elections
•	Annual elections of directors
•	Eliminated meeting fees for directors beginning in 2018
•	Bylaws provide for Proxy Access by stockholders
•	No stockholder rights plan
•	Annual advisory Say-On-Pay Vote
•	Mandatory retirement policy for directors

OUR COMPENSATION APPROACH

Consistent with our pay philosophy, the majority of our named executive officers’ target total compensation for 2017 (i.e. the sum of annualized base salary, target STIP award and target LTIP award) is performance-based or “at-risk,” meaning it is only earned if specific financial goals are achieved or, in the case of stock options, if the stock price appreciates following the grant date.

AGENDA ITEMS AND BOARD RECOMMENDATIONS

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Each of the below proposals are described in more detail in this Proxy Statement:

	Proposal	Board’s Voting Recommendation
1.	Election of the eight director nominees named in this Proxy Statement to serve for one-year terms.	✔ FOR
2.	Approval, on an advisory basis, of the 2017 compensation of Welbilt’s named executive officers.	✔ FOR
3.	Ratification of the selection of PricewaterhouseCoopers LLP as Welbilt’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	✔ FOR

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GOVERNANCE

GOVERNANCE FRAMEWORK

As stated in our Corporate Governance Guidelines, the mission of the Board of Directors (the “Board”) is to represent the Company’s stockholders as a whole and seek to ensure the long-term well-being of the enterprise. In furtherance of this mission, Welbilt has adopted a comprehensive corporate governance framework designed to enable the Board to provide effective oversight of the business and affairs of the Company, allow the Board to make decisions independent of management, align the interests of our Board and management with those of our stockholders and maintain compliance with the requirements of the New York Stock Exchange (“NYSE”) and applicable law. This framework sets forth our practices with respect to Board composition, Board independence, Board and committee evaluations, CEO and executive compensation, stockholder engagement, risk oversight and more.

Copies of our current corporate governance documents and policies, including our Code of Conduct, Global Ethics Policy, Corporate Governance Guidelines, Director Independence Criteria, Bylaws and committee charters, are available on the Investor Relations section of our website at http://ir.welbilt.com. The Board of Directors reviews these corporate governance documents and policies, from time to time, and revises them when it believes it serves the interests of the Company and its stockholders to do so, such as in response to changing governance practices or legal requirements.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Our Board of Directors (the “Board”) currently consists of seven directors, and all of our incumbent directors as well as a new director candidate, Janice L. Fields, have been nominated for election to the Board, have consented to being named as a nominee and have consented to serve as directors if elected. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to carry out their duties and to serve the best interests of the Company and its stockholders.

Set forth below is a brief biography of each nominee and a description of certain key attributes that the Board considered in recommending such nominee for election. All information is presented as of the date of this Proxy Statement.

Chairperson of the Board Age: 60 Director Since: 2008 Independent: Yes Committees: Corporate Governance Committee, Chair
Cynthia M. Egnotovich. Ms. Egnotovich has served as Chairperson of our Board and chairperson of the Corporate Governance Committee since the Spin-Off in March 2016. From July 2012 until her retirement in November 2013, Ms. Egnotovich served as President, Customer Service of Aerospace Systems of United Technologies Corporation (“UTC”), a diversified company that provides a broad range of high-technology products and services to the global aerospace and building systems industries. From 1986 to July 2012, Ms. Egnotovich held leadership roles of increasing significance at Goodrich Corporation, an aerospace manufacturer ultimately acquired by UTC, including Segment President of Nacelles and Interior Systems, Segment President of Engine Systems, Segment President of Electronic Systems and Segment President of Engine & Safety Systems. Additionally, Ms. Egnotovich has served as a director and Audit Committee member of Hexcel Corporation (NYSE: HXL) since 2015 and as a director of MTW from 2008 until the Spin-Off. Ms. Egnotovich holds a B.B.A. in Accounting from Kent State University and a B.S. in Biology from Immaculata College.

Key Qualifications and Skills: With nearly 30 years of relevant experience in finance, accounting, and senior management in various segments of large manufacturing companies, experience serving on the Boards of other public companies and direct knowledge of the Company’s business before and after the Spin-Off, Ms. Egnotovich is well suited to serve on our Board and Corporate Governance Committee.

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Age: 56 Director Since: 2015 Independent: Yes Committees: Audit Committee, Chair Compensation Committee, Member
Dino J. Bianco. Mr. Bianco has served as a Director, chairperson of the Audit Committee and member of the Compensation Committee since the Spin-Off. Since March 2018, Mr. Bianco has served as Chief Executive Officer of KP Tissue and Kruger Products L.P., a Canadian manufacturer of quality tissue products for North American household, industrial and commercial use. Formerly, Mr. Bianco served as Executive Vice President (2012 to April 2015) of Kraft Foods Group, Inc. (“Kraft”) and President of its Beverages business (2013 to April 2015). Kraft (now known as The Kraft Heinz Company after a merger with the H.J. Heinz Company), is a North American consumer packaged food and beverage company. Prior to his 23-year career with Kraft, Mr. Bianco was employed by PricewaterhouseCoopers LLP. In addition, Mr. Bianco is a past chair of Food and Consumer Products of Canada, past member of the Board of The Grocery Foundation, and past member of the Board of Trustees of the United Way of Toronto. Additionally, Mr. Bianco has served as a director and Audit Committee chair of Andrew Peller Ltd. (TSX: ADW.A) from 2016 to 2017 and as a director of MTW from 2015 until the Spin-Off. Mr. Bianco holds a Bachelor of Commerce from the University of Toronto and is a Chartered Professional Accountant.

Key Qualifications and Skills: Mr. Bianco brings over 25 years of financial, accounting, sales and marketing and senior management experience to our Board, including extensive experience with one of the largest food and beverage companies in North America and more recently as Chief Executive Officer at a Canadian manufacturing company. This experience is amplified by his service on relevant professional organizations.

Age: 57 Director Since: 2012 Independent: Yes Committees: Compensation Committee, Chair Corporate Governance Committee, Member
Joan K. Chow. Ms. Chow has served as a Director, chairperson of the Compensation Committee and member of the Corporate Governance Committee since the Spin-Off. Since February 2016, Ms. Chow has served as Chief Marketing Officer of the Greater Chicago Food Depository. From 2007 to August 2015, Ms. Chow served as Executive Vice President and Chief Marketing Officer at ConAgra Foods, Inc., a North American packaged food company. From 1998 to 2007, Ms. Chow served in various marketing positions of increasing responsibility at Sears Holdings Corporation, including as Senior Vice President and Chief Marketing Officer of Sears Retail. Prior thereto, she served in leadership positions with Information Resources Inc. and Johnson & Johnson Consumer Products, Inc. Ms. Chow served on the Board of Feeding America, a leading hunger-relief charity in the United States, from 2008 to 2016. Additionally, Ms. Chow has served as a director and Human Resources & Corporate Governance Committee member of High Liner Foods (TSX: HLF) since 2017 and as a director of MTW from 2012 until the Spin-Off. Ms. Chow holds an M.B.A. from the Wharton School of the University of Pennsylvania and a Bachelor’s degree from Cornell University.

Key Qualifications and Skills: Ms. Chow has extensive leadership experience in marketing, advertising, branding, consumer insights, and digital/social marketing. She also has significant knowledge of and experience with human resources and compensation matters, which she has gained through serving on the Boards of various public companies as well as a senior executive at ConAgra Foods. Additionally, Ms. Chow’s direct knowledge of the Company’s business before and after the Spin-Off provides the Board with valuable insight.

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Age: 62 Director Since: 2016 Independent: Yes Committees: Audit Committee, Member Compensation Committee, Member
Thomas D. Davis. Mr. Davis has served as a Director, member of the Audit Committee and member of the Compensation Committee since the Spin-Off. Mr. Davis has served as President and Chief Executive Officer of Viskase Companies, Inc. (“Viskase”), a meat casing company, since 2007, and also as its Chairman, since 2011. Viskase is majority owned by Icahn Enterprises, L.P., one of the Icahn Shareholders (as defined herein). From 2000 to 2006, Mr. Davis served as President and Chief Executive Officer of Specialty Foods Group, Inc., a producer of premium meat products. He also served in various executive positions with Smithfield Foods, Inc. from 1995 to 1999, and in various operational and financial roles with John Morrell & Company from 1980 until it was acquired by Smithfield Foods in 1995. Mr. Davis holds an M.B.A. from Benedictine University and a B.S. from SUNY-Plattsburgh.

Key Qualifications and Skills: Mr. Davis’s experience as Chief Executive Officer at two food processing companies, as well as his operational and financial background in the food processing industry, provide a valuable perspective to our Board.

Age: 62 Director Since: N/A Independent: Yes Committees: N/A
Janice L. Fields. Ms. Fields, if elected, is expected serve as a Director immediately following election at the Annual Meeting. Ms. Fields has served as President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation, a fast food chain operator and franchiser, from 2010 until her retirement in 2012. During her over 35-year career at McDonald's, Ms. Fields held numerous roles, from starting as a crew member to holding several executive positions within McDonald’s USA, including as U.S. Division President for the Central Division from 2003 through 2006 and Executive Vice President and Chief Operating Officer from 2006 through 2010, when she was named President. Additionally, Ms. Fields has served on the board of directors of: Monsanto Corporation (NYSE: MON) since 2008, including as chair of its Sustainability and Corporate Responsibility Committee since 2015; Chico’s FAS (NYSE: CHS) since 2013, as well as the chair of its Corporate Governance and Nominating Committee since 2014; Buffalo Wild Wings, Inc. (Nasdaq: BWLD) from 2016 to 2018, including as its Chairperson from August 2017 to February 2018; and the Ronald McDonald House Charities Global Brand since 2012. Ms. Fields was recommended for consideration to serve on our Board by our Chief Executive Officer and our Chairperson.

Key Qualifications and Skills: Ms. Fields has broad operational, financial and leadership experience from her long-standing career in the food industry, with particular expertise related to marketing, strategic planning, risk management, production, and human resources. These skills, combined with her extensive experience serving as a board member of other public companies, provide valuable insights and perspective and make her well-suited to serve as a member of our Board.

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Age: 59 Director Since: 2017 Independent: Yes Committees: Audit Committee, Member Compensation Committee, Member
Brian R. Gamache. Mr. Gamache has served as a Director, member of the Audit Committee and member of the Compensation Committee since March 2017. Mr. Gamache currently serves as an advisor or consultant to several private equity firms and corporations, is a guest lecturer at Northwestern University’s Kellogg School of Management and also is a member of the Dean’s Council of the University of Florida’s Warrington School of Business. Previously, Mr. Gamache served as the Chairman and Chief Executive Officer and a director of WMS Industries Inc., a designer, manufacturer and marketer of games for the casino and on-line gaming industries, from 2001 to 2013, when it was acquired by Scientific Games Corporation. Prior thereto, Mr. Gamache held various executive positions with Wyndham International, WHG Resorts and Casinos, Inc. (a subsidiary of WMS Industries Inc.), Marriott Hotel Corporation and Hyatt Hotels Corporation. Additionally, Mr. Gamache has been a director of KapStone Paper and Packaging Corporation (NYSE: KS) since 2009 and serves as the chair of their Nominating and Corporate Governance Committee. Mr. Gamache holds a B.S. in Business Administration from the University of Florida.

Key Qualifications and Skills: Mr. Gamache brings expertise on organizational development, financial and brand management as well as sales and marketing experience to our Board. He has significant experience in implementing digital strategies in the fast-moving gaming industry, which is a great match with our connected kitchen strategy for commercial kitchen operations. He also brings a deep understanding of the hotel and hospitality industry, which is a key end market of the Company’s product offerings.

Age: 44 Director Since: 2016 Independent: Yes Committees: Audit Committee, Member Corporate Governance Committee, Member
Andrew Langham. Mr. Langham has served as a Director, member of the Corporate Governance Committee and member of the Audit Committee since the Spin-Off. Mr. Langham has served as General Counsel of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since 2014. From 2005 to 2014, Mr. Langham was Assistant General Counsel of Icahn Enterprises. Prior thereto, Mr. Langham was an associate at the law firm of Latham & Watkins LLP focusing on corporate finance, mergers and acquisitions, and general corporate matters. Additionally, Mr. Langham has served as a director of Freeport McMoRan Inc. (NYSE: FCX) from 2015 to March 2018; CVR Partners LP (NYSE: UAN) since 2015; CVR Refining, LP (NYSE: CVRR) since 2014; CVR Energy, Inc. (NYSE: CVI) from 2014 to 2017; and Cheniere Energy, Inc. (NYSE MKT: LNG) since 2017. CVR Partners, CVR Refining and CVR Energy are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has non-controlling interests in Freeport-McMoRan and Cheniere Energy through the ownership of securities. Mr. Langham received a B.A. from Whitman College, and a J.D. from the University of Washington.

Key Qualifications and Skills: Mr. Langham’s legal background, particularly his expertise in corporate matters, finance, and mergers and acquisitions, provides a valuable perspective to our Board. His connection with the food packaging business provides additional insight as a Board member. As General Counsel of Icahn Enterprises L.P., he also brings relevant experience with corporate governance, compliance, and regulatory matters.

Arrangement pursuant to which Director was Nominated to the Board: Mr. Langham was initially appointed to the Board in connection with the Spin-Off. In accordance with the terms of the Settlement Agreement (the “Settlement Agreement”) entered into by MTW with Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc (the “Icahn Shareholders”) and which the Company subsequently joined. The Settlement Agreement provided the Icahn Shareholders with the option to cause MTW to appoint one designee of the Icahn Shareholders to our Board in connection with the Spin-Off. Mr. Langham has been nominated for election to the Board at our 2018 Annual Meeting of Stockholders in accordance with such Settlement Agreement.

6 | Welbilt, Inc.  2018 Proxy Statement

Age: 48 Director Since: 2016 Independent: No Committees: None
Hubertus M. Muehlhaeuser. Mr. Muehlhaeuser has served as the Company’s President and Chief Executive Officer since August 2015 and as a Director since the Spin-Off. Prior to joining the Company, from 2013 to 2015, Mr. Muehlhaeuser served as Managing Partner of Karl-H. Muehlhaeuser GmbH & Co KG (a subsidiary of Mühlhäuser Holding GmbH (Switzerland)), a leader in the development, production, distribution and service of rail-bound and trackless tunneling and mining equipment. From 2005 to 2012, Mr. Muehlhaeuser held various leadership positions at AGCO Corporation (“AGCO”), a leading manufacturer and distributor of agricultural equipment and related replacement parts, including Senior Vice President and General Manager, Europe/Africa/Middle East; Senior Vice President—Strategy & Integration; General Manager, Eastern Europe/Asia and General Manager—Engines. Prior thereto, Mr. Muehlhaeuser led the Global Strategy and Organization Practice at Arthur D. Little, Ltd., an international management consulting firm and also served as a member of the firm’s Global Management Team and the firm’s Managing Director, Switzerland. Additionally, Mr. Muehlhaeuser is a member of the Board of Directors of the National Association of Manufacturers (USA) and Cormoran de Bilbao S.L. (Spain), and he is the non-executive Chairman of the Board of Mühlhäuser Holding GmbH (Switzerland), where he is still the majority shareholder. Mr. Muehlhaeuser studied Business Administration at the European Business Schools in Oestrich Winkel and London, as well as the Universidad Argentina de la Empresa, and holds an M.B.A. from EBS University of Business and Law.

Key Qualifications and Skills: As the President and Chief Executive Officer of Welbilt, Mr. Muehlhaeuser’s day-to-day leadership of the business provides an invaluable contribution to the Board. His prior senior management experience in equipment and manufacturing industries and his multi-functional expertise, including strategy and integration, operational execution, financial acumen, capital markets knowledge, and strong channel and brand management, offers Welbilt a unique set of skills as it positions itself for long-term, sustainable growth.

BOARD COMPOSITION

CRITERIA FOR EVALUATING DIRECTOR CANDIDATES. The Corporate Governance Committee of our Board is responsible for evaluating potential candidates for service on our Board, including evaluating the performance and suitability of incumbent directors before recommending them to the full Board for re-election, reviewing candidates recommended by certain qualified stockholders and identifying and recommending new candidates for nomination to fill existing or expected vacancies on the Board. Under our Corporate Governance Guidelines, qualified directors should generally meet certain specified expectations, including:

•	Education, experience and insight necessary to understand the Company’s business and give long-term direction and guidance for the success of the enterprise.
•	Business or professional stature necessary to represent the Company before the public, its stockholders and other individuals and groups that affect the Company’s business.
•	Strong measures of independence (for outside directors) and strength of conviction while also leaving behind personal prejudice so as to be open to other points of view from fellow directors.
•	Willingness and ability to objectively and constructively appraise management performance and recommend appropriate changes when necessary.
•	Avoid any activity or interest that might conflict with a director’s fiduciary responsibility to the Company and its stockholders.

DIVERSITY. In addition, the Board appreciates the value that can come from a diverse representation on the Board. In identifying candidates for the Board, the Corporate Governance Committee considers foremost the qualifications and experience that the committee believes would best suit the Board’s needs created by each particular vacancy. As part of the process, the Corporate Governance Committee and the Board endeavor to have a Board comprised of individuals with diverse backgrounds, viewpoints, and life and professional experiences, provided such individuals should all have a high level of management and/or financial experience. In this process, the Board and the Corporate Governance Committee do not discriminate against any candidate on the basis of

Welbilt, Inc.  2018 Proxy Statement | 7

race, color, national origin, gender, religion, disability, sexual orientation, or gender identity. While the Company has no formal diversity policy that applies to the consideration of director candidates, the Corporate Governance Committee believes that diversity includes not just race and gender but differences of viewpoint, experience, education, skill and other qualities or attributes.

BOARD LEADERSHIP STRUCTURE. Currently, the roles of Board Chairperson and Chief Executive Officer are held by two different individuals. The Board has determined that the interests of the Company and the Board are best served at this time by separating these roles. In light of the Company’s recent spin-off in March 2016, the Board continues to believe that it is important to have a President and Chief Executive Officer focus on the day-to-day management of the business and execution of our strategic plan and have a separate independent Board Chairperson with a long-standing familiarity of the Company focus on leading the Board of Directors, providing advice and support to the President and CEO when needed, facilitating the Board’s independent oversight of management and enabling the Board to fulfill its risk oversight responsibilities. The current leadership structure not only encourages the free and open dialogue of competing views but also provides for strong checks and balances. In the event that the Chairperson of the Board is also the Chief Executive Officer, the Corporate Governance Guidelines provide for the designation of a lead independent director to serve as a liaison between the Chairperson of the Board and the independent directors, among other things.

BOARD INDEPENDENCE. The Board affirmatively determined that all of our director nominees, except for Mr. Muehlhaeuser, our President and CEO, are independent according to our Corporate Governance Guidelines, the Director Independence Criteria adopted by the Board and applicable rules of the NYSE. For a director to be considered independent under the NYSE rules, the Board must affirmatively determine that a director does not have a material relationship with Welbilt (other than as a director). In determining whether a director has a material relationship with Welbilt, the Board will consider the nine criteria specified in the Company’s Director Independence Criteria. Any director who meets all of the nine criteria will be presumed by the Board to have no material relationship with Welbilt.

The Corporate Governance Committee is responsible for periodically reviewing and making recommendations to the Board regarding director independence. Upon the committee’s recommendation, the Board reviews and makes its independence determinations. These determinations are generally made on an annual basis at the same meeting at which the Board approves director nominees for election at the annual meeting of stockholders and at such other times as circumstances dictate, including if a director joins the Board in the interim or an individual director’s circumstances should change in such a manner that would impact his or her independence from management.

DIRECTOR ORIENTATION AND ONGOING EDUCATION. All new directors elected to the Board participate in a new director orientation program, which is established and administered under the direction of the Corporate Governance Committee. Continuing directors who are not currently serving as officers of other public companies are encouraged to participate in a minimum of eight hours of seminars and educational opportunities per year in an area pertinent to the Company or such director’s committee assignments. Educational opportunities may include attendance at relevant trade shows, tours of Company facilities and service as a director on other company boards.

ELECTION OF DIRECTORS. Under our Bylaws, in the event of an uncontested election of directors, each director nominee shall be elected to the Board by the vote of the majority of the votes cast. For purposes of the election of directors, a “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the election of director nominees.

BOARD CANDIDATES. The Corporate Governance Committee will consider candidates recommended by officers, Board members, stockholders and third-party professional search firms retained by the Corporate Governance Committee. In late 2016, as part of an initiative to refresh the skills, experience and perspectives represented on Board, the Corporate Governance Committee retained Korn Ferry to assist with identifying and recruiting independent, experienced and diverse directors to expand and augment the Board’s collective and individual capabilities.

Stockholder Submissions. The Corporate Governance Committee will only review recommendations for director nominees from any stockholder beneficially owning, or group of stockholders beneficially owning in the aggregate, at least 5% of the issued and outstanding common stock of the Company for at least one year as of the date that the recommendation was made (a “Qualified Stockholder”). Qualified Stockholders who wish to recommend individuals to the Corporate Governance Committee for consideration as potential director candidates may do so by submitting their recommendation no later than the 120th calendar day before the anniversary date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting for the recommendation to be considered by the Corporate Governance Committee, together with appropriate

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biographical and background information sufficient to allow the committee to review the individual’s qualifications and a statement as to whether the Qualified Stockholder beneficially owned in the aggregate, at least 5% of the issued and outstanding common stock of the Company for at least one year as of the date that the recommendation was made. Any recommendation must be submitted in accordance with the procedures set forth in the Corporate Governance Guidelines under the heading “Communications to the Board of Directors.” The Corporate Governance Committee will review any compliant and timely submitted recommendations and has sole discretion as to whether to nominate the recommended individual.

The Corporate Governance Committee did not receive any recommendations for director nominees from any Qualified Stockholder (as defined in the foregoing policy).

Incumbent Directors. Prior to the expiration of the term of a director desiring to stand for re-election, the Corporate Governance Committee will evaluate the performance and suitability of the particular director. The evaluation may include the opportunity for other sitting directors to provide input to the Corporate Governance Committee or its chairperson and may include an interview of the director being evaluated. If the director being evaluated is the chairperson of the Corporate Governance Committee, another member of the Corporate Governance Committee will be appointed to lead the evaluation. The Corporate Governance Committee will make a recommendation to the Board, and the Board will make a final determination as to which directors shall be nominated for re-election.

Board Vacancies. In the event of a vacancy on the Board, the Corporate Governance Committee will manage the process of searching for a suitable director. The Corporate Governance Committee will use its judgment in structuring and carrying out the search process based on the Corporate Governance Committee’s and the Board’s perception as to what qualifications would best suit the Board’s needs for each vacancy. The process may include the consideration of candidates recommended by officers, Board members, stockholders, and/or a third party professional search firm retained by the Corporate Governance Committee. The Corporate Governance Committee has sole authority to retain (including to determine the fees and other retention terms) and terminate any third party to be used to identify director candidates and/or evaluate any director candidates. Any candidate should meet the expectations for directors set forth in the Company’s Corporate Governance Guidelines. Strong preference should be given to candidates who are “independent,” as that term is defined in the Company’s Director Independence Criteria and the NYSE rules, and to candidates who are sitting or former executives of companies whose securities are listed on a national securities exchange and registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Corporate Governance Committee is not required to consider candidates recommended by a stockholder except in accordance with the section captioned, “Consideration of Candidates for the Board of Directors Submitted by Shareholders” set forth in the Corporate Governance Committee Charter. If the Corporate Governance Committee decides to consider a candidate recommended by a stockholder, the Corporate Governance Committee will be free to use its discretion and judgment as to what deference will be given in considering any such candidate.

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COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Corporate Governance—each of which operates under a written charter approved by the Board and available on the Investor Relations section of our website at http://ir.welbilt.com. Our Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board as appropriate or necessary. The Board, upon the recommendation of the Corporate Governance Committee, annually reviews committee composition and reassigns directors as needed so that the Board and each of its committees are best positioned to carry out their respective duties. The Board has determined that all of the members of the Audit, Compensation and the Corporate Governance Committees, including committee chairpersons, are independent in accordance with the standards set forth in our Corporate Governance Guidelines and Director Independence Criteria, including applicable SEC and NYSE rules.

AUDIT COMMITTEE	Responsibilities. The Audit Committee’s responsibilities include:
Meetings in 2017: 8

Members:
Dino J. Bianco, Chair
Thomas D. Davis
Brian R. Gamache
Andrew Langham

All Independent: Yes

Heightened Requirements: Yes. The Board of Directors has determined that each member of the Audit Committee meets the financial literacy and independence requirements of the SEC and the NYSE applicable to audit committee members and has designated all such members as an “audit committee financial expert” in accordance with applicable SEC rules.

Purpose: The purpose of the Welbilt Audit Committee is to (A) assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, and (5) the risks across the organization and the management and/or mitigation of those risks; and (B) prepare the report that SEC rules require be included in the Company’s annual proxy statement.

	•	appointing, retaining, terminating, providing for the compensation of and overseeing the work of the Company’s independent registered public accounting firm;
•
reviewing annually with Company management and the Company’s independent auditor, their plans for the scope of the activities to be undertaken by the Company’s independent auditor, including any contemplated permissible non-audit services and pre-approval of such fees;

•
obtaining and reviewing, at least annually, certain reports from the independent registered public accounting firm relating to the firm’s internal quality-control procedures and their most-recent internal quality-control review or peer review;

	•	evaluating the qualifications, performance and independence of the Company’s independent auditor and presenting such conclusions to the full Board;
	•	setting clear policies relating to the hiring of current or former employees of the independent auditors
	•	reviewing and discussing with management our annual and quarterly financial statements and related disclosures and quarterly earnings press releases;
	•	discussing with management our policies with respect to risk assessment and risk management;
	•	discussing with Company management and the Company’s independent auditors, internal controls over financial reporting, disclosure controls and procedures and the Code of Conduct;
	•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management;
	•	establishing procedures for the receipt and retention of accounting and audit-related complaints and concerns; and
	•	preparing the annual audit committee report as required by applicable laws, rules and regulations.
Pursuant to applicable NYSE rules, no member of the Audit Committee may serve on the audit committee of more than 3 public companies, including Welbilt, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on its Audit Committee and the Company discloses such determination on its website or in its annual proxy statement. No member of the Welbilt Audit Committee currently serves on the audit committees of more than 3 public companies, including Welbilt.

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COMPENSATION COMMITTEE	Responsibilities. The Compensation Committee’s responsibilities include:
	•	annually reviewing and approving corporate goals and objectives relevant to CEO and executive compensation;
Meetings in 2017: 5

Members:
Joan K. Chow, Chair
Dino J. Bianco
Thomas D. Davis
Brian R. Gamache

All Independent: Yes

Heightened Requirements: Yes. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the SEC and NYSE applicable to Compensation Committee members.

Purpose: The purpose of the Welbilt Compensation Committee is to provide assistance to the Board of Directors in fulfilling its responsibility to achieve the Company’s purpose of maximizing the long-term total return to shareholders by ensuring that officers, directors and employees are compensated in accordance with the Company’s philosophy, objectives and policies. The Compensation Committee shall review and approve compensation and benefits policies, strategies, and pay levels necessary to support corporate objectives and shall provide an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.
	•	evaluating the compensation levels and payouts for the CEO and other executive officers annually against an appropriate comparison group;
	•	reviewing and recommending to the Board for approval, the compensation levels of the CEO and other key executives;
	•	overseeing the Company’s equity incentive plans;
	•	reviewing and recommending to the Board for approval non- employee director compensation;
	•	reviewing the Company’s compensation programs and practices in light of tax, accounting, legal and regulatory requirements; and
	•	evaluating the results of each shareholder advisory vote on executive compensation.
Compensation Committee Interlocks and Insider Participation. During 2017, no member of our Compensation Committee was an employee or officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during 2017.

Compensation Consultant. The Compensation Committee engaged Willis Towers Watson (“WTW”) as its independent compensation consultant to provide the committee with information regarding market trends and guidance on our 2017 executive pay programs. During 2017, WTW performed the following tasks:

	•	provided competitive market analyses and advice on general marketplace trends, developments and best practices with respect to executive compensation and director compensation;
	•	attended and participated in meetings of the Compensation Committee;
	•	assessed the competitiveness of our compensation program and whether it aligned stockholder interests with those of our named executive officers;
	•	provided advice and recommendations regarding the composition of our compensation peer group; and
	•	provided general advice and analysis relating to our executive and director compensation structure, plan designs and associated risks.
WTW was selected by, and reported directly to, the Compensation Committee. WTW and its affiliates did not provide any services to the Company or any of the Company’s affiliates during 2017 other than (i) advising the Compensation Committee on director and executive compensation and related corporate governance matters and (ii) consulting on broad-based plans that do not discriminate in scope, terms, or operation, in favor of executive officers or directors of the Company. In April 2017, the Compensation Committee reviewed the independence of WTW in light of the factors set forth in the SEC and NYSE rules and determined that WTW remained an independent consultant for the Compensation Committee and that no conflicts of interest existed. Following such determination, the Compensation Committee determined to continue their retention of WTW as their independent compensation consultant.

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CORPORATE GOVERNANCE COMMITTEE	Responsibilities. The Corporate Governance Committee’s responsibilities include:
Meetings in 2017: 5

Members:
Cynthia M. Egnotovich, Chair
Joan K. Chow
Andrew Langham

All Independent: Yes

Heightened Requirements: No

Purpose: The purpose of the Welbilt Corporate Governance Committee is to assist the Board in its corporate governance responsibilities, including to identify individuals qualified to become Board members, consistent with criteria approved by the Board; to recommend to the Board, for the Board’s selection, director nominees for the next annual meeting of the shareholders; to develop and to recommend to the Board a set of corporate governance principles and guidelines; and to oversee the evaluation of the Board and management.

•
considering candidates for serving as director nominees for election to the Board, including evaluating the performance and suitability of incumbent directors, searching for suitable candidates to fill any vacancies on the Board and reviewing recommendations for director nominees submitted by qualified shareholders;

	•	ensuring that new directors are provided with an orientation program and making recommendations to the Board with respect to continuing education of current directors;
	•	establishing and managing a process for Board and committee self-assessments;
	•	periodically reviewing the size, composition and independence of the Board and the number and structure of Board committees in light of the Company’s evolving needs;
	•	facilitating executive sessions of the Board at each regularly scheduled Board meeting; and
	•	reviewing and making recommendations to the Board regarding governance practices including stock ownership guidelines and compulsory retirement age and term limits for directors.

BOARD OPERATIONS

RISK OVERSIGHT. Management is responsible for the day-to-day management of the risks we face, and the Board is responsible for the oversight of risk across the entire Company. This responsibility is administered more directly through the Audit Committee, as one of its stated purposes pursuant to its committee charter is to assist the Board in fulfilling its role in the oversight of the risk across the organization and the management and/or mitigation of those risks. To this end, the Audit Committee discusses guidelines and policies with respect to risk assessment and risk management, which includes a discussion of the Company’s major risks and the steps that management has taken or is taking to monitor and manage those risks within acceptable levels.

Additionally, each committee reviews and evaluates the Company’s process for managing and mitigating those Company risks assigned by the Board to such committee for review and evaluation, if any. The Board and its committees regularly receive information and reports from members of senior management on areas of material risk based on their respective areas of responsibility.

STOCKHOLDER ENGAGEMENT. Our Board and management focus on creating long-term, sustainable stockholder value. Key to this goal is regular stockholder engagement through meetings with stockholders at conferences and in one-on-one meetings to discuss our financial performance, corporate governance practices, executive compensation programs and other matters. Our conversations with stockholders allow us to better understand our stockholders’ perspectives and provide us with useful feedback to calibrate our priorities. Stockholders and other interested parties who wish to communicate with the Board, the Board Chairperson, independent members of the Board as a group, or any committee chair may do so by following the procedures described in our Corporate Governance Guidelines under the heading “Communications to the Board of Directors.”

MEETINGS AND EXECUTIVE SESSIONS. Directors are expected to commit to attend at least 75% of all scheduled meetings of the Board and committees of which the director is a member each year and are strongly encouraged to attend the annual meetings of stockholders. During 2017, our Board met a total of 6 times, each member of our Board attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served, and each member of our Board attended our 2017 Annual Meeting, other than Timothy J. Fenton, who did not stand for re-election at such meeting. Additionally, our independent directors meet in separate executive sessions, without management, at each regularly scheduled Board and committee meeting. Our practice is for the Board Chairperson or the applicable committee chair to preside over executive sessions.

SUCCESSION PLANNING. On an annual basis, the Compensation Committee, the Board and our CEO review the Company’s long-term plan for the development, retention and succession of senior management and also assess Board composition.

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CODE OF CONDUCT AND GLOBAL ETHICS POLICY. We have adopted a written Code of Conduct and a Global Ethics Policy that apply to all of our employees and directors and reflect our commitment to operate our business in a manner that meets the highest ethical standards. These policies are posted on the Investor Relations section of our website at http://ir.welbilt.com. Any waiver of these policies granted to executive officers or directors may be made only by the Board or a board committee, and if required, any such waivers or amendments will be disclosed on the Corporate Governance section of our website on a timely basis.

DIRECTOR COMPENSATION

ELEMENTS OF NON-EMPLOYEE DIRECTOR COMPENSATION. The annual compensation package for non-employee directors is designed to attract and retain highly experienced and qualified individuals to serve on the Company’s Board. The 2017 compensation package, which consisted of both cash and equity components, was established in consultation with WTW and was intended to be competitive relative to the Company’s custom peer group and promote a strong alignment of interests between the Company’s non-employee directors and its stockholders. The Compensation Committee approves the non-employee director compensation program annually and intends to review the market competitiveness of such program every two years. As our President and CEO, Mr. Muehlhaeuser does not receive additional compensation for his service as a director.

The following table summarizes the compensation elements provided to the Company’s non-employee directors for 2017:

Compensation Element		Amount
Annual Cash Retainers (paid quarterly):
•	Board Member	$60,000
•	Audit Committee Chairperson	$15,000
•	Compensation Committee Chairperson	$12,000
•	Corporate Governance Committee Chairperson	$12,000
•	Independent Chairperson	$43,750
Meeting Fees (per-meeting):
•	Board Meetings	$1,500
•	Committee Meetings	$1,500
Annual Stock Awards:
•	Board members (5,753 Restricted Stock Units)	$110,000
•	Independent Chairperson (4,254 shares of common stock)	$81,250
Miscellaneous:
•	Reimbursement for reasonable fees and expenses incurred in connection with Board-related activities
•	Provision of directors’ and officers’ liability insurance under Company’s corporate insurance policies

The Independent Chairperson fees, which are in addition to the fees earned by all non-employee directors, consist of $125,000, paid in common stock (65%) and cash (35%), and provide compensation for the additional time commitment attendant to this role, including managing meetings of the Board of Directors, setting the agenda for Board meetings, representing the Board at the annual stockholders meeting, consulting with committee chairpersons as needed and acting as a liaison between the Board and management on major developments and decisions that are likely to be of interest to the Board.

Restricted stock units (“RSUs”) awarded to non-employee directors (other than Mr. Gamache) were granted on February 16, 2017, with the number of units awarded determined based upon a price of $19.12, the average closing price of our common stock as reported on the NYSE during the 20-trading day period prior to and including the date of grant. Mr. Gamache was appointed to the Board on March 6, 2017 and received a grant of restricted stock units determined by prorating the number of units awarded to other non-employee directors for 2017 compensation. Restricted stock units granted to non-employee directors vest on the second anniversary of the grant date. Under the terms of the award, unless the Compensation Committee in its discretion determines otherwise, (i) the restricted stock units will be immediately forfeited if the director ceases to be a member of the Board prior to the vesting date for any reason other than the director’s retirement (due to reaching the mandatory retirement age established by the Board), death, or disability; and (ii) the restricted stock units are subject to various transfer restrictions prior to the vesting date.

In addition, under the Company’s Deferred Compensation Plan, each non-employee director may elect to defer all or any part of the director’s annual retainer and meeting fees, as well as restricted stock unit awards, for future payment upon death, disability, termination of service as a director, a date specified by the participant, or the earlier of any such date to occur.

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2017 NON-EMPLOYEE DIRECTOR COMPENSATION. Consistent with the compensation elements discussed above, the below table summarizes the 2017 compensation of all of our non-employee directors other than Mr. Muehlhaeuser, whose compensation is discussed under the section titled “Compensation Discussion and Analysis” and related tables. All amounts are calculated and presented in accordance with SEC disclosure rules.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Total
Cynthia M. Egnotovich	$153,250	$185,805	—	$339,055
Dino J. Bianco	$105,000	$107,063	—	$212,063
Joan K. Chow	$109,500	$107,063	—	$216,563
Thomas D. Davis	$88,500	$107,063	—	$195,563
Timothy J. Fenton(4)	$42,000	$152,577	—	$194,577
Brian R. Gamache(5)	$71,815	$97,908	—	$169,723
Andrew Langham	$93,000	$107,063	—	$200,063
(1)	Reflects all applicable fees earned in 2017, whether paid in cash or deferred under the Deferred Compensation Plan, including annual retainers, committee chairperson retainers, Independent Chairperson fees and meeting fees.
(2)	Reflects the aggregate grant date fair value of RSUs awarded in 2017, computed in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. At December 31, 2017, Mr. Fenton had no RSUs outstanding (as explained in footnote 4 below), Mr. Gamache had 4,776 RSUs outstanding and all other current non-employee directors had 13,895 RSUs outstanding.
(3)	No stock options were awarded to directors in 2017. At December 31, 2017, Ms. Egnotovich had outstanding options to purchase 2,000 shares of stock, and no other director had outstanding options.
(4)	Mr. Fenton served as a director until April 28, 2017. Upon his departure from the Board, 8,142 RSUs granted to Mr. Fenton in 2016 were accelerated and 5,753 RSUs granted to him in February 2017 were forfeited. Accordingly, amounts shown for Mr. Fenton reflect the aggregate grant date fair value of RSUs awarded in 2017 and the incremental fair value associated with the accelerated RSUs.
(5)	Mr. Gamache was appointed to the Board effective March 6, 2017, and his annual retainer and award of restricted stock units were prorated accordingly.

CHANGES TO 2018 NON-EMPLOYEE DIRECTOR COMPENSATION. Following a review of peer group data and market trends, the Board determined to eliminate the use of meeting fees and grant RSUs that vest on the first anniversary of the grant date, beginning in 2018. The non-employee director compensation program now consists of a retainer-based fee structure to create simplicity, enhance transparency and eliminate financial incentives to have additional meetings.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Under our Corporate Governance Guidelines, each non-employee director should acquire and hold an amount of our common stock with a value equal to, at a minimum, five times the director’s total annual cash retainer (excluding any additional retainer for committee or Board chair positions). For purposes of determining stock ownership under the guidelines, restricted stock units and shares held in the Deferred Compensation Plan will be included but unexercised options will be excluded.

Compliance is measured annually at the first regularly scheduled Board meeting of the calendar year, following an initial transition period to achieve compliance, and will be based on each director’s stock ownership and the stock price as of the close of business on the last day of the preceding calendar year. For directors who were previously members of the Board of MTW, the requirement to comply with such stock ownership guidelines commences on the later of (a) the first Board meeting in the sixth full calendar year after the director was first elected a member of the Board of MTW or (b) the first Board meeting in the fourth full calendar year after the Spin-Off. For directors who were not previously members of the Board of MTW, the requirement to comply with such stock ownership requirements commences on the first Board meeting of the sixth full calendar year after the director was first elected to the Board.

As of December 31, 2017, each of the non-employee directors was expected to achieve compliance with the stock ownership guidelines within the required time period. The Corporate Governance Committee reviews these stock ownership guidelines as well as directors’ progress toward achieving compliance with such guidelines on an annual basis.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board has nominated eight directors, each of whom, if elected, are expected to hold office for a one-year term expiring at the 2019 Annual Meeting of Stockholders until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Each nominee has indicated an intention to serve. In the event that any of the nominees should be unable or unwilling to serve, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number. Proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING DIRECTORS TO THE WELBILT BOARD:

✔	Cynthia M. Egnotovich	✔	Janice L. Fields
✔	Dino J. Bianco	✔	Brian R. Gamache
✔	Joan K. Chow	✔	Andrew Langham
✔	Thomas D. Davis	✔	Hubertus M. Muehlhaeuser

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MANAGEMENT

Set forth below is a brief biography of each our executive officers, other than Mr. Muehlhaeuser, our President and CEO, whose biography appears above under “Governance Nominees for Election to the Board of Directors.” All information is presented as of the date of this Proxy Statement.

Haresh Shah Senior Vice President and Chief Financial Officer
Mr. Shah, 49, has served as Senior Vice President and Chief Financial Officer of the Company, since May 1, 2017 and, from June 2016 to April 2017, served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer. Prior to joining the Company, he served as Vice President, Corporate Controller of Syniverse Technologies, LLC, a mobile communication services leader in mobile interoperability, mobile communications and mobile expertise, from 2012 until May 2016. He previously served in financial leadership roles at Amkor Technology, Inc., a leading provider of outsourced semiconductor packaging and test services, including Vice President, International Finance, from 2009 until 2012. Prior thereto, he held positions with increasing responsibility at Alcatel-Lucent, a provider of internet protocol (IP) and cloud networking and ultra-broadband access, from 2000 until 2008, including serving as Controller, Asia Pacific and China — Convergence Business Group. Mr. Shah holds a B.B.A. degree in accountancy from Baruch College and is a Certified Public Accountant.

Josef Matosevic Senior Vice President and Chief Operating Officer
Mr. Matosevic, 46, has served as Senior Vice President and Chief Operating Officer of Welbilt since August 2015. Previously, Mr. Matosevic served as Senior Vice President of Global Operational Excellence of MTW from 2014 to 2015, and as Executive Vice President—Global Operations and Purchasing of MTW Cranes from 2012 to 2014. Prior to joining MTW, from 2008 to 2012, Mr. Matosevic served in various executive positions with Oshkosh Corporation, a designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies, including as its Executive Vice President, Global Manufacturing Operations from 2010 to 2012, with responsibilities for the defense segment, global operating systems and lean deployment. He previously served as Vice President of Global Operations from 2005 to 2007 and Chief Operating Officer from 2007 to 2008 at Wynnchurch Capital/Android Industries, a sub-assembler and sequencer of complex modules for automotive original equipment manufacturers. Mr. Matosevic has over 20 years of global operating and business experience, with skills and experience in Lean Six Sigma practices, automation, and supply chain development. Mr. Matosevic holds a Bachelor’s degree from Bayerische Julius-Maximilian’s Universität in Wurzburg, Germany.

Joel H. Horn Senior Vice President, General Counsel and Secretary
Mr. Horn, 49, has served as Senior Vice President, General Counsel and Secretary of Welbilt since January 2017 and as the Vice President, Associate General Counsel and Assistant Secretary of Welbilt from the Spin-Off through the remainder of 2016. Mr. Horn joined MTW in 2008 as Associate General Counsel and held that role until the Spin-Off. Prior to joining MTW, Mr. Horn was Senior Counsel and General Counsel for Enodis, PLC from 2004 until 2008, and was Associate General Counsel for Mitsubishi Power Systems, Inc. from 2000 through 2004. Mr. Horn holds a B.S. in Political Science and Government from Stockton University in Pomona, New Jersey, and a J.D. from New England Law | Boston in Boston, Massachusetts.

Richard N. Caron Senior Vice President, Innovation
Mr. Caron, 61, has served as Senior Vice President, Innovation since 2015. Previously, he served as Executive Vice President, Global Marketing and Innovation for Welbilt and as Welbilt’s Chief Technology Officer, a position that he held since 2005 while employed with Enodis. Mr. Caron was instrumental in the development and success of the Education and Technology Center. He has also led a variety of new product development initiatives, which have helped distinguish the Company as a technology leader in the foodservice industry. Prior to joining the Company and its predecessor, Mr. Caron served as Chief Executive Officer for the Moseley Corporation in Franklin, Massachusetts. Additionally, Mr. Caron’s professional experience includes serving as President and Chief Executive Officer of TurboChef, Inc. in Dallas, Texas and as a Managing Director of the consumer products practice at Arthur D. Little in Cambridge, Massachusetts. During his 19-year affiliation with Arthur D. Little, Mr. Caron led many consulting assignments involving technology, strategy, and product development. In addition, Mr. Caron holds several patents in the foodservice industry, including automated frying and rapid cooking systems. Mr. Caron holds a M.S. and B.S. in Chemical Engineering Practice from the Massachusetts Institute of Technology.

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Andreas G. Weishaar Senior Vice President, Strategy, Marketing and Digital
Mr. Weishaar, 44, has served as Senior Vice President, Strategy, Marketing and Digital of Welbilt since November 2017 and as Senior Vice President, Strategy, Marketing and Human Resources from February 2016 through November 2017. Previously, Mr. Weishaar served ten years at AGCO Corporation (“AGCO”), a leading manufacturer and distributor of agricultural equipment and related replacement parts, most recently as Vice President and General Manager of Global Green Harvesting, where he was responsible for the company’s worldwide hay, forage and sugar business. Prior to joining AGCO, Mr. Weishaar was part of the Strategy & Organization practice of Arthur D. Little, where he worked in areas of strategy and organization, performance improvement and mergers & acquisitions. He holds an M.B.A. from the European Business School, Germany, and studied both at the Ecole Supérieure de Commerce de Dijon, France, and the Thunderbird School of Global Management, USA.

Diana Sacchi Senior Vice President, Chief Human Resources Officer
Diana Sacchi, 58, has served as Senior Vice President and Chief Human Resources Officer of Welbilt since November 2017. From 2016 through November 2017, Ms. Sacchi served as Vice President Human Resources, North America for LG Electronics U.S.A, Inc., a multinational electronics company, where she was responsible for leading the Human Resources function supporting the company’s businesses throughout the U.S. and Canada. From 2014 to 2016, Ms. Sacchi served as Senior Vice President and Chief Human Resources Officer of Grameen America, Inc., a nonprofit microfinance organization. Prior to this, Ms. Sacchi held various human resources leadership positions with responsibility over EMEA and Asia Pacific at each of Avon Products, Inc., a direct selling beauty company, and Bristol-Myers Squibb, a global biopharmaceutical company, among others. Ms. Sacchi holds a M.Ed. in Psychological Counseling and M.A. in Organizational Psychology from Columbia University and a B.A. from Texas Woman’s University.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2017 COMPENSATION HIGHLIGHTS

2017 was an exciting year for Welbilt and our first full year as a standalone company. Our 2017 compensation programs were based on our prior year program designs but further refined to drive our overall business strategy. In particular, we modified the weighting of metrics under our annual incentive program to reflect our heightened focus on cash flow generation to fund future growth opportunities and our debt reduction efforts. In addition, our annual incentive program was revised to include the metric, Adjusted Operating EBITDA Margin (in lieu of Adjusted Operating EBITA Margin), to align with changes in our external reporting practices. We believe the performance measures selected under our long-term incentive plan continued to capture our key financial drivers of success and therefore no changes were made to those metrics.

Additionally, in 2017, we made certain significant changes to our executive leadership team and organizational structure, including: promoting Haresh Shah to Chief Financial Officer following the retirement of John O. Stewart; promoting Joel H. Horn to General Counsel following the retirement of Maurice D. Jones; recruiting Diana Sacchi to serve as Chief Human Resources Officer; and shifting the role of Andreas G. Weishaar to include oversight of Digital, IT and our M&A process.

For 2017, our named executive officers are:

Name	Title
Hubertus M. Muehlhaeuser	President and Chief Executive Officer
John O. Stewart	Former Senior Vice President and Chief Financial Officer (through May 1, 2017)
Haresh Shah	Senior Vice President and Chief Financial Officer (effective May 1, 2017)
Josef Matosevic	Senior Vice President and Chief Operating Officer
Andreas G. Weishaar	Senior Vice President, Strategy, Marketing and Digital
Richard N. Caron	Senior Vice President, Innovation
Maurice D. Jones	Former Senior Vice President, General Counsel and Secretary (through January 2, 2017)

2017 COMPENSATION ELEMENTS

The following table summarizes the primary components of our 2017 executive compensation program, each as described in greater detail below.

	Compensation Element	Key Characteristics and Objectives
FIXED	Base Salary	•	Fixed compensation.
		•	Designed to attract and retain qualified executives.
		•	Benchmarked to adequately compensate individual for his or her competencies, skills, experience and responsibilities.
		•	Subject to annual review based on performance and changes in job responsibilities.
		•	No automatic or guaranteed increases.
AT RISK	Annual Cash Bonus (“STIP”)	•	Variable compensation.
		•	Rewards executives for the achievement of certain financial goals that are aligned to our strategic plan and budget.
		•	Based upon multiple metrics (Free Cash Flow, Adjusted Operating EBITDA Margin and Organic Net Sales Growth) and a “hurdle” below which no awards are earned.
AT RISK	Long-Term Equity Awards	•	Variable compensation.
		•	Rewards executives for the achievement of certain long-term financial goals.
		•	Includes multiple vehicles (options and performance share units), with performance component based upon multiple metrics (Average ROIC, Cumulative Adj. Diluted EPS).
		•	Aligned to our strategic plan forecast.
		•	Promotes retention.
FIXED	Perquisites and Benefits	•	Fixed compensation.
		•	Market-competitive practices.
		•	Limited perquisites and benefits.

2017 COMPENSATION DESIGN

The performance measures used in our 2017 compensation programs included a range of key financial metrics designed to promote achievement of our strategic goals while also driving long-term stockholder value. Our 2017 short-term incentive plan (“STIP”) was based upon Free Cash Flow, Adjusted Operating EBITDA Margin and Organic

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Net Sales Growth, all of which were key metrics of our 2017 annual budget. Our 2017 long-term incentive plan, which was aligned to our strategic plan, consisted of performance share units with a three-year performance period and stock options vesting ratably over a four-year period. Furthermore, all metrics were adjusted to exclude the impact of foreign currency fluctuations.

SAY-ON-PAY ADVISORY VOTE

The Compensation Committee considers the results of our annual say-on-pay advisory vote in determining executive compensation decisions and policies as it provides useful input to the committee in its work to design and oversee an executive compensation program that serves the long-term interests of our stockholders. At our 2017 Annual Meeting of Stockholders, approximately 98% of the votes cast were voted “FOR” approval of our executive compensation program as described and disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion in our accompanying proxy statement. The Compensation Committee believes such results affirm stockholders’ support of the Company’s approach to and structure of executive compensation.

COMPENSATION PHILOSOPHY AND PRACTICES

OBJECTIVES AND PHILOSOPHY.

Our executive compensation program is intended to align the interests of our executives with those of our stockholders and motivate our executives to maximize long-term total returns of our stockholders. Our Compensation Committee designs our executive compensation programs to be competitive and ensure alignment between executive pay and Company performance. An important element of our compensation program design is to provide incentive-based compensation that is directly tied to Company performance. Our Compensation Committee annually reviews the key elements of our program considering our business strategy and talent needs. Our executive compensation program seeks to provide competitive total compensation opportunities to attract, motivate and retain highly-qualified executives critical to the achievement our financial and strategic goals.

Key objectives and elements of our compensation philosophy include the following:

•	Pay-For-Performance. The majority of the target compensation awarded to our named executive officers is incentive-based and “at risk,” meaning it is only earned if specific financial goals are achieved or, in the case of stock options, if our stock price appreciates over the next several years following the grant date.
•	Competitive. Pay levels are generally targeted to be at or near market median levels based on individual factors (such as experience, length of service, and level of responsibility), internal structure and internal and external equity, business needs, Company performance, comparable positions at general industrial companies of similar size, and other factors.
•	Encourage Retention. Long-term compensation awards make up a significant portion of each named executive officer’s overall target compensation. These awards include multi-year vesting terms thereby encouraging retention of our executives.
•	Promote Stock Ownership. Long-term incentive awards to executives are solely equity-based, and executive officers are expected to comply with stock ownership guidelines to ensure meaningful ongoing alignment with stockholders’ interests.

BEST PRACTICES IN GOVERNANCE.

Our executive compensation program reflects a strong pay-for-performance design and incorporates many best practices in executive compensation governance.

WHAT WE DO		WHAT WE DON’T DO
✔	Engage independent compensation consultant to advise Compensation Committee	✘	No pledging or hedging permitted
		✘	No change in control excise tax gross-ups
✔	Adopt stock ownership guidelines for directors and executive officers	✘	No single-trigger cash severance provisions
		✘	No excessive perquisites
✔	Use of multiple and balanced performance measures to reward key drivers of our business.
✔	Provide majority of compensation in the form of “at risk” awards
✔	Communicate with stockholders regarding our pay practices

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ADMINISTRATION AND OVERSIGHT.

Our Compensation Committee reviews and approves all elements of our executive compensation program that cover our named executive officers and also reviews the design of our annual and long-term incentive programs applicable to all employees. Our Compensation Committee’s review of our executive compensation program includes an annual consideration of business strategy and talent needs and alignment of compensation to performance and stockholder interests. Our Compensation Committee has engaged Willis Towers Watson to assist with its duties, though the Compensation Committee retains the ultimate decision-making authority for all executive pay matters.

PEER GROUP.

Following the Spin-Off, our Compensation Committee, together with Willis Towers Watson, considered how to best use competitive market data to benchmark executive compensation practices and design our executive compensation programs. The Compensation Committee considered a multitude of factors, including how such data would be used, whether the data would be aligned with stockholder expectations, the breadth, consistency and reliability of the data and our ability to compete effectively for top executive talent. As a result of this review, our Compensation Committee determined to use third-party market data from two sources: published survey data reflecting a broader industry group (“Survey Data”) and a customized peer group (the “Custom Peer Group”). Together, these sources enable the Compensation Committee to make informed decisions and achieve its compensation objectives.

Survey Data. The Survey Data is based on Willis Towers Watson’s Executive Compensation Survey and reflects approximately 1,000 companies from general industry. The Survey Data is adjusted, generally through regression analysis, to fit Welbilt’s revenue scope, and specific companies are not selected as the data reflects the broad general industry participants in the survey. The Survey Data serves as a reliable market reference and is used as the primary source for benchmarking pay levels for our executives.

Custom Peer Group. The Custom Peer Group is used for designing the overall executive compensation program, including design of the short-term incentive program and long-term incentive plan, and serves as a secondary source for benchmarking pay levels of the CEO, CFO and General Counsel positions and benchmarking benefits and perquisites. In developing the Custom Peer Group, the Compensation Committee considered both quantitative factors (are the companies of a comparable size in terms of revenue, employee headcount, market capitalization and/or net income?) and qualitative factors (do the companies operate within a comparable or adjacent industry? do the companies compete globally? how mature is the company?). Based upon this review, the Compensation Committee selected a group of 18 core companies and two non-core companies that would only be used for benchmarking pay practices but not pay levels given their relatively large revenue size and market capitalization.

2017 Custom Peer Group
Actuant Corporation A.O. Smith Corp. B/E Aerospace Inc. Briggs & Stratton Corporation Carlisle Companies Incorporated Chart Industries, Inc. Dover Corporation*	General Holdings, Inc. Graco Inc. Harsco Corporation IDEX Corporation Illinois Tool Works Inc.* John Bean Technologies Corporation Kennametal Inc.	Lennox International, Inc. Lincoln Electric Holdings, Inc. Middleby Corp. Nortek Inc. Standex International Corp. The Timken Company
*	Included in the peer group for reviewing compensation program design, but not for benchmarking pay levels.

The Custom Peer Group was selected in 2016 and first used in connection with 2017 compensation decisions. During 2017, the Compensation Committee and Willis Towers Watson reviewed the peer group again and determined the same group, with the exception of 2 companies that had since been acquired, was appropriate with respect to 2018 compensation decisions. The Compensation Committee intends to continue its practice of reviewing and, if necessary, updating the peer group annually for use in designing the following year’s executive compensation program.

Benchmarking Pay Levels. The Compensation Committee generally refers to the market median from the Survey Data and Custom Peer Group for base salary, target total cash compensation, target long-term incentive compensation and target total direct compensation as an initial point of reference, and then adjusts such amounts up or down to give effect to each individual’s experience, number of years serving in the current role, level of responsibility, performance and such other factors the Compensation Committee deems important.

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STOCK OWNERSHIP GUIDELINES.

The Compensation Committee has established stock ownership guidelines for executive officers as set forth below. Under the guidelines, executives are provided with a reasonable period of time to achieve compliance. If he or she does not satisfy the applicable requirement prior to the end of the calendar year of his or her respective compliance date, the guidelines provide that the executive will be required to retain all net shares from the exercise of stock options and from the vesting of restricted stock, restricted stock units and performance share units, until compliance is achieved. For purposes of these stock ownership guidelines, common stock, restricted stock, restricted stock units, performance share units (at target) and stock equivalents held in deferred compensation and/or retirement arrangements are counted towards the individual’s ownership attainment level. Additionally, one-half of the guideline amount can be met by vested, in-the-money stock options held by the executive officer.

Name	Multiple of Base Salary	Compliance Date(1)	Status(2)
Hubertus M. Muehlhaeuser	5x	2020	In Compliance
Haresh Shah	3x	2021	In Compliance
Josef Matosevic	3x	2020	In Compliance
Andreas G. Weishaar	3x	2021	In Compliance
Richard N. Caron	3x	2021	In Compliance
Other Current Executive Officers	3x	5 Years after becoming an Executive Officer	In Compliance
(1)	Compliance date reflects 5 years from the date such individual became an executive officer of the Company or, if earlier, MTW.
(2)	All current executive officers are in compliance with applicable holding requirements or expected to achieve compliance prior to their respective compliance date.

CLAWBACKS.

In addition to any right of recoupment against our CEO or CFO pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, we intend to recoup executive officer compensation, or a portion thereof, to the extent required under rules to be adopted by the SEC and NYSE pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. To that end, our 2016 Omnibus Incentive Plan provides that any awards granted under such plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment or clawback policy that we adopt from time to time, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards. Furthermore, the administrator under the plan may terminate or cause a participant to forfeit an award, and require a participant to disgorge to us any gains attributable to an award, if the participant engages in any action constituting, as determined by the administrator in its discretion, cause for termination, or a breach of any agreement between the participant and us or one of our affiliates concerning non-competition, non-solicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations.

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COMPENSATION RISK ASSESSMENT.

In 2017, management and Willis Towers Watson each conducted separate risk assessments to provide the Compensation Committee with an internal and external view of our compensation programs and policies. Management reviewed the compensation programs applicable to both executives and non-executive employees, and WTW primarily focused their review on executive compensation plans and practices. In particular, management and/or WTW considered the following risk criteria:

Compensation Risk Criteria
Compensation Philosophy and Plan Design
Are the Company’s compensation programs aligned with our near-term and long-term strategic goals and initiatives, effectively communicated to and understood by employees and motivating employees and executives to work collaboratively in the Company’s best interest?

Oversight	Whether there is adequate and regular oversight by the Compensation Committee and management to allow for effective implementation and to the extent appropriate, discretion.
Pay Mix
Whether our compensation programs reflect an appropriate mix of fixed and variable compensation that both mitigates the incentive for excessive risk taking while also encouraging executives and employees to achieve our strategic goals.

Time Horizon
Do the performance periods and vesting periods of our long-term incentive plan awards encourage our employees to focus on sustained growth of our Company over the long term, rather than taking short-term risks?

Performance Goals
Do our performance-based compensation programs use multiple metrics that promote long-term enterprise value? Are the performance goals set at levels that are challenging but still reasonably achievable without taking inappropriate risks?

Stock Ownership Practices
Whether we have policies in place to align the interests of our executives and employees with those of our stockholders, such as stock ownership guidelines and prohibitions on hedging of Company securities.

The results of both the internal and external assessments are that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that our compensation program is aligned with current market practices and contains an appropriate balance of risk versus rewards. Furthermore, our compensation program incorporates appropriate risk mitigating factors, such as multi-year vesting periods, performance goals tied to both top-line and bottom-line financial metrics, executive stock ownership guidelines and strong operational oversight and audit processes.

TAX CONSIDERATIONS.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public corporations for compensation in excess of $1.0 million in a calendar year to certain covered executives. For 2017, our covered executives for Section 162(m) purposes were Messrs. Muehlhaeuser, Matosevic, Weishaar and Caron. Starting with 2018, as a result of the changes made to Section 162(m) by the Tax Cuts and Jobs Act, our number of covered executives will increase to include: (i) those four covered executives listed above for 2017, (ii) any executive who serves as our Chief Executive Officer or Chief Financial Officer at any time on or after January 1, 2018, and (iii) any executive who is among our three most highly compensated executive officers for any calendar year beginning with 2018.

For compensation paid for 2017, the statute generally exempts qualifying performance-based compensation from the $1.0 million annual deduction limit if certain conditions are met. Starting with 2018, only qualifying performance-based compensation that is paid pursuant to a written binding contract in effect on November 2, 2017 (and not subsequently materially modified) will be exempt from the deduction limit. Accordingly, any compensation paid in the future pursuant to compensation arrangements entered into after November 2, 2017, even if performance-based, will count towards the $1.0 million fiscal year deduction limit if paid to a covered executive. Because of the many factors influencing a well-rounded, comprehensive executive compensation program as well as the changes made to Section 162(m) by the Tax Cuts and Jobs Act, some of the compensation we provide to our executive officers may not be deductible.

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DESIGN OF 2017 COMPENSATION PROGRAM

The following section discusses the design of our 2017 compensation program for our named executive officers, other than Mr. Jones. Mr. Jones retired effective January 2, 2017, and therefore, nearly all of the compensation earned by Mr. Jones with respect to the year ended December 31, 2017 relates to compensation in connection with his retirement. For additional information, see the section titled “Potential Payments upon Termination or Change in Control.”

Name	Base Salary ($)	Target STIP (% of Base)	Target STIP ($)	Target LTIP ($)(1)	Total Target 2017 Compensation ($)
Hubertus M. Muehlhaeuser	870,000	100%	870,000	2,500,000	4,240,000
John O. Stewart(2)	540,000	70%	378,000	700,000	1,618,000
Haresh Shah(3)	380,000	80%	304,000	500,000	1,184,000
Josef Matosevic	472,000	80%	377,600	570,000	1,419,600
Andreas G. Weishaar(4)	432,600	65%	281,190	500,000	1,213,790
Richard N. Caron	342,916	50%	171,458	300,000	814,374
(1)	Reflects aggregate value of long-term incentive plan awards granted to each named executive officer in 2017. As further described below, 25% of such value was awarded in the form of stock options and 75% was awarded in the form of PSUs.
(2)	Reflects Mr. Stewart’s 2017 compensation in effect through the date of his retirement.
(3)	Reflects Mr. Shah’s 2017 compensation following his promotion to Chief Financial Officer, effective May 1, 2017.
(4)	Mr. Weishaar is compensated in Swiss Francs (CHF). Amounts shown in the table have been translated into U.S. Dollars (USD) based upon an exchange rate of USD1 to CHF1.03, the exchange rate in effect at December 31, 2017.

BASE SALARY.

In reviewing 2017 base salaries, the Compensation Committee considered individual factors such as competencies, skills, experience, and performance, as well as internal equity and market data. Base salaries were generally reviewed and approved in December 2016 for the 2017 fiscal year or, if applicable, in connection with such individual’s promotion.

SHORT-TERM INCENTIVE PLAN (“STIP”).

Annual incentive awards to our named executive officers were made under the Welbilt 2016 Omnibus Incentive Plan and are referred to in this Proxy Statement as Short-Term Incentive Plan (“STIP”) awards. The STIP rewards executives for the achievement of certain financial goals that are aligned to our strategic plan and budget.

For all of our named executive officers, the 2017 STIP was based upon the following financial metrics:

•	Free Cash Flow, a liquidity measure relating to the Company's ability to generate cash internally to fund initiatives such as debt repayment, acquisitions, dividends and share repurchases;
•	Adjusted Operating EBITDA Margin, a performance measure used by management to evaluate financial performance as a percentage of net sales and make resource allocation and other operating decisions; and
•	Organic Net Sales Growth, which measures top-line growth over prior year results, disregarding acquisitions and dispositions.

All of the above metrics were compared against budget-rate currencies to remove the impact of foreign currency fluctuations during the year. Additionally, 2017 STIP awards were subject to a hurdle such that no awards would be paid to any named executive officer if the Company’s Adjusted Operating EBITDA Margin for 2017 was less than 14.5%.

The target STIP award opportunity granted to our named executive officers for 2017 ranged from 50% to 100% of base salary, with actual payout potential ranging from 0% to 200% of each individual’s target. Any STIP awards earned are generally paid during the first quarter of the following fiscal year.

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Presented below are the specific performance levels adopted under the 2017 STIP, as well as 2017 actual Company results. Threshold performance would have resulted in a payout of 50% of target and maximum performance would have resulted in a payout of 200% of target, with the payout between specific performance levels calculated using straight line interpolation. The STIP opportunity and actual payout for each of the named executive officers are presented in the subsequent executive compensation tables named “Grants of Plan-Based Awards in 2017” and “Summary Compensation Table,” respectively.

Performance Goal ($ in millions)	Weight	Threshold	Target	Maximum	Actual (4)	Actual %(5)
Free Cash Flow(1)	35%	$130.0	$154.0	$178.0	$111.6	0.0%
Adjusted Operating EBITDA Margin(2)	35%	18.0%	19.0%	20.7%	18.9%	92.6%
Organic Net Sales Growth(3)	30%	-0.5%	0.5%	1.5%	(1.3)%	0.0%
Total	100%					32.4%
(1)	“Free Cash Flow” represents net cash provided by operating activities less capital expenditures.
(2)	“Adjusted Operating EBITDA Margin” represents (a) net earnings before interest, income taxes, other expense - net, depreciation and amortization, plus certain items such as gain or loss from the impairment or disposal of assets, restructuring, separation charges and loss on early extinguishment of debt, divided by (b) net sales.
(3)	“Organic Net Sales Growth” represents the percentage change in actual current year net sales adjusted for budgeted foreign currency rates compared to prior year Organic Net Sales. “Organic Net Sales” reflect net sales excluding the impact of divestitures.
(4)	Reflects actual results as adjusted to exclude the effects of fluctuations in foreign currency during fiscal year 2017 compared to budget rates in accordance with the STIP. See “Non-GAAP Financial Measures” appearing elsewhere in this Proxy Statement for important additional information.
(5)	Reflects percent of target payout to be applied to each executive officer.

LONG-TERM INCENTIVE PLAN.

Our long-term incentive plan (“LTIP”) awards are made under our 2016 Omnibus Incentive Plan. LTIP awards are intended to align the interests of executives and key employees with those of stockholders by allowing such individuals to share in the growth and financial success of the Company and motivating and rewarding achievement of specific longer-term financial goals. In addition, LTIP awards facilitate the attraction, retention and motivation of key members of management and employees. Our general practice is for all of our named executive officers’ LTIP awards to be “at risk”—requiring achievement of specific multi-year financial goals or stock price appreciation—rather than being solely time-based awards. In 2017, the Compensation Committee granted LTIP awards to each of the named executive officers that, in the aggregate, were within the 25th to 75th percentile of the industry survey data used for benchmarking pay levels. The aggregate value was then granted in the form of stock options, which accounted for 25% of the total LTIP award, and performance share units, which accounted for 75% of the total LTIP award.

Stock Options. Stock options align executives’ interest with those of stockholders, since options only have realizable value if the price of our stock increases relative to the exercise price, which is the closing price of our common stock on the date of grant. Stock options granted to the named executive officers under our 2017 LTIP vest annually in 25% increments beginning on the first anniversary of the grant date and continuing on each subsequent anniversary until the fourth anniversary and expire 10 years after the date of grant.

Performance Share Units. Performance share units were provided to the named executive officers in 2017 to directly align the shares earned, if any, to the achievement of certain multi-year goals. The Compensation Committee selected cumulative fully diluted Adjusted Earnings per Share (“Adjusted EPS”) and average return on invested capital (“ROIC”) over the three-year period, both weighted 50%, as the performance metrics for the 2017 performance share units, with a performance period of January 1, 2017 to December 31, 2019. Additionally, no awards will be paid to any named executive officer under the 2017 performance share units if the Company’s cumulative fully diluted Adjusted EPS for the performance period is less than a specified hurdle rate.

The target number of performance share units granted to each named executive officer was determined based upon a price of $19.12, the average closing price of our common stock as reported on the NYSE during the 20-trading day period prior to and including the date of grant. At the end of the performance period, our named executive officers will receive shares of stock ranging from 0% to 200% of their target number of shares based upon the actual achievement of the performance goals.

The actual financial performance targets of the 2017 performance share units and achievement against those targets will be disclosed at the end of the three-year performance period.

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Treatment of Equity-Based Awards in the Spin-Off. Each MTW stock option, restricted stock, restricted stock unit and performance share unit that was outstanding as of the date of the Spin-Off was deemed bifurcated into two separate awards: a modified award relating to MTW common stock; and a new equity award of the same type relating to Welbilt common stock. Following the Spin-Off, each of these awards remained subject to their original terms and conditions, except:

•	with respect to stock option awards, the per-share exercise price for both the modified MTW award and the new Welbilt award was adjusted so that the two awards, together, would retain, in the aggregate, the same intrinsic value that the original MTW stock option award had immediately prior to the Spin-Off (subject to rounding);
•	with respect to outstanding performance share units, the performance goals were deemed met at the target level and the number of performance share units was calculated with no proration, but the performance share units will remain outstanding and subject to continued time-based vesting until the end of the applicable performance period;
•	with respect to any continuous employment requirement associated with any equity-based incentive awards of either us or MTW, such requirement will be satisfied after the Spin-Off by our employees based on their continuous employment with our Company;
•	in the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to MTW, then any accelerated vesting and/or exercisability applicable to MTW equity-based incentive awards then held by our employees or former employees will apply; and
•	in the event we experience a change in control (as defined in the applicable equity incentive plan or award agreement), then any accelerated vesting and/or exercisability applicable to our equity-based incentive awards held by our current or former employees will also apply to the MTW equity-based incentive awards then held by such individuals.

BENEFITS AND PERQUISITES.

401(k) Retirement Plan. All active, regular, full-time, non-union, U.S.-based employees, including each of our named executive officers (other than Mr. Weishaar, who is a non-U.S. resident), are eligible to participate in the Company’s 401(k) Retirement Plan, which allows employees to build retirement savings on a tax-deferred basis. The plan has a tax-qualified defined contribution savings component (the 401(k) Savings feature) in which participating employees receive a matching contribution from the Company, subject to the terms set forth in the plan. In addition, all eligible employees may receive a performance-based contribution from the Company, in which the Company contributes up to 3% of eligible compensation each year, subject to satisfaction of certain specified performance goals, an initial vesting period and other terms set forth in the plan. The value of the employer contributions made on behalf of each of our named executive officers in 2017 is presented in the Summary Compensation Table.

Deferred Compensation Plan. Welbilt sponsors a non-qualified deferred compensation plan that allows our named executive officers and other key employees to defer a portion of their compensation and the taxation on such compensation to a specified date in the future. Welbilt may also, at its option, make employer contributions to participants’ accounts. During 2017, none of our named executive officers made any contributions to the deferred compensation plan, and we did not make any contributions on their behalf.

Perquisites and Personal Benefits. To provide a market competitive total compensation package, we provide a limited amount of perquisites and supplemental benefits to our named executive officers. In 2017, we provided the following: supplemental life and long-term disability insurance, reimbursement for tax preparation, personal use of a company car, car allowance, spouse/guest travel, reimbursement for an executive physical, and limited personal use of a plane leased by the Company. We also made certain contributions to a Swiss governmental pension scheme on Mr. Weishaar’s behalf and reimbursed him for financial planning fees. Any aggregate incremental cost to us of perquisites and supplemental benefits provided in 2017 is presented in the Summary Compensation Table and footnotes.

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EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL BENEFITS

We have entered into agreements with our named executive officers to provide market-competitive severance protections and continuity of the leadership team leading up to and after a change in control.

Employment Agreements. During 2017, we entered into a new employment agreement with Mr. Shah, in connection with his promotion to Chief Financial Officer, and an amendment to Mr. Stewart’s employment agreement as further described below. The employment agreements previously entered into with each of the other named executive officers remain in effect.

The employment agreements set forth the executive officers’ title, compensation and benefits. The employment agreements provide that each executive officer is entitled to an annual base salary of a certain amount, subject to potential increase from time to time, and that each is eligible to participate in the STIP with target award amounts equal to a percentage of base salary, and to receive LTIP awards under our 2016 Omnibus Incentive Plan in an amount determined by our Compensation Committee each year. Each executive officer also receives a car allowance, vacation time and reimbursement for tax preparation and financial planning fees under the terms of the agreements.

For all named executive officers except Mr. Weishaar, the employment agreements also provide that the executive officer will be eligible to participate in our 401(k) Retirement Plan, Deferred Compensation Plan, our health, dental, and life insurance plans and for Mr. Jones only, the SERP. Because Mr. Weishaar is employed in Switzerland, his employment agreement provides that he will receive health, welfare, and other retirement benefits per the Swiss standard applicable for an equivalent position. To comply with this requirement, we made contributions to Swiss Social Security and pension programs and paid for 50% of the premium for Mr. Weishaar to receive local private health insurance comparable to the health insurance our other executives receive under our group health plan.

Each of the employment agreements provide that if we terminate the executive officer’s employment without cause or the executive resigns with good reason (in each case, as described more fully in the contract), then the executive will be entitled to receive a severance payment and all outstanding equity awards granted prior to the year of termination shall be deemed fully vested, subject to the executive signing a release of any and all claims or potential claims against the Company. More details regarding the severance payments and equity acceleration is provided in the “Potential Payments upon Termination or Change in Control” section.

Additionally, as required by the terms of the employment agreements, we also maintain Director and Officer insurance coverage for each named executive officer and provide such officer with indemnification as permitted by law. In connection with entering into these employment agreements, each named executive officer also agreed to certain non-competition, non-solicitation and confidentiality provisions.

Amendment to Mr. Stewart’s Employment Agreement. In connection with Mr. Stewart’s retirement as Chief Financial Officer, the Company entered into an amendment to his employment agreement providing that his retirement will be deemed a termination without “Cause” and he will be entitled to receive the applicable severance payments, equity acceleration and other benefits outlined in his employment agreement. In addition to such benefits, the amendment provided that 35% of Mr. Stewart’s performance share units and stock options granted in 2017 will be vested upon his retirement and the remaining equity awards granted in 2017 will be forfeited.

Change in Control Severance Arrangements. We have also entered into Contingency Employment Agreements, which govern change in control severance arrangements, with each of our named executive officers. These Contingency Employment Agreements provide for the executives’ continued employment upon a change in control for a three-year period for Mr. Muehlhaeuser and a two-year period for the other executives. In addition, the arrangements provide for certain severance benefits in the event an executive is terminated without cause (as defined therein) prior to the end of the change in control employment period (as such, the agreements have a “double trigger”). The severance benefit would consist of base salary, annual incentive compensation (calculated at the target level), and other benefits that the executive otherwise would have been entitled to receive if his or her employment had not been terminated prior to the respective three- or two-year change in control employment period. Further detail regarding these agreements is presented below under the heading “Potential Payments upon Termination or Change in Control.”

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis for fiscal year 2017 with management. Based on this review and discussion, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and included in this Proxy Statement for filing with the SEC.

Compensation Committee of the Board of Directors
Joan K. Chow, Chair
Dino J. Bianco
Thomas D. Davis
Brian R. Gamache

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EXECUTIVE COMPENSATION TABLES

The following tables set forth certain information regarding the compensation of our named executive officers and have been prepared in accordance with applicable disclosure rules. These tables and the accompanying narratives should be read in conjunction with the “Compensation Discussion and Analysis” section above.

SUMMARY COMPENSATION TABLE

The table below sets forth the total compensation earned by our named executive officers during the fiscal years indicated. The table also discloses compensation earned by our named executive officers for their service to MTW for all or part of the fiscal years ending December 31, 2016 and 2015, to the extent such individual was also a named executive officer of Welbilt or MTW during those years.

Name & Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Hubertus M. Muehlhaeuser President and Chief Executive Officer	2017	$867,308	—	$1,825,045	$625,083	$281,880	—	$105,164	$3,704,480
	2016	$800,000	—	$1,655,442	$551,880	$597,600	—	$54,240	$3,659,162
	2015	$184,615	$200,000	—	$1,000,000	—	—	$134,962	$1,519,577
John O. Stewart(6) Senior Vice President and Chief Financial Officer	2017	$207,692	—	$650,889	$237,666	—	—	$1,017,484	$2,113,731
	2016	$540,000	—	$579,403	$193,158	$282,366	—	$219,932	$1,814,859
	2015	$62,308	$54,886	—	$700,000	—	—	$24,072	$841,266
Haresh Shah Senior Vice President and Chief Financial Officer	2017	$343,946	—	$257,404	$86,575	$81,474	—	$31,177	$800,575
Josef Matosevic Senior Vice President and Chief Operating Officer	2017	$470,385	—	$416,120	$142,516	$122,342	—	$218,747	$1,370,109
	2016	$430,000	—	$462,702	$154,252	$224,847	—	$125,631	$1,397,432
	2015	$347,289	—	$194,398	$142,657	—	—	$50,280	$734,624
Andreas G. Weishaar(7) Senior Vice President Strategy, Marketing and Human Resources	2017	$432,600	—	$365,017	$125,017	$91,106	—	$34,296	$1,048,035
	2016	$377,451	—	$751,600	$237,977	$182,998	—	$24,763	$1,574,789
Richard N. Caron Senior Vice President, Innovation	2017	$342,916	—	$219,002	$75,013	$55,552	—	$28,054	$720,538
	2015	$342,916	—	$92,214	$87,261	—	—	$7,800	$530,191
Maurice D. Jones(8) Former Senior Vice President, General Counsel and Secretary	2017	$19,301	—	$51,038	$11,537	—	$—	$1,101,831	$1,183,706
	2016	$418,180	—	$516,497	$172,189	$203,047	$223,508	$21,400	$1,554,821
	2015	$418,180	—	$391,201	$370,432	—	$204,118	$31,054	$1,414,985
(1)	Amounts listed represent the aggregate grant date fair value of all stock awards computed in accordance with FASB ASC Topic 718, are based upon the probable outcome of any applicable performance conditions, exclude the impact of estimated forfeitures related to service-based vesting conditions and are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Additional information about the assumptions used in valuing these stock awards is set forth in Note 16 Stock-Based Compensation of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. For restricted stock awards and PSUs, fair value is computed by multiplying the total number of shares subject to the award (or target number or shares, if applicable) by the closing price per share of our common stock as reported on the NYSE on the date of grant. PSUs are earned based on our financial performance over a three-year period, and the shares earned are not restricted after completion of the performance period and settlement of the award. The maximum values of the 2017 stock awards as of the grant date, assuming the highest level of performance conditions are attained, are as follows: Mr. Muehlhauser $3,650,091; Mr. Shah $514,807; Mr. Matosevic $832,239; Mr. Weishaar $730,033 and Mr. Caron $438,005.
(2)	Amounts listed reflect the aggregate grant date fair value of all stock option awards granted during the year in accordance with FASB ASC Topic 718. Additional information about the assumptions that we used when valuing option awards is set forth in Note 16 Stock-Based Compensation of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. Amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	Consists of amounts earned pursuant to the STIP for performance during the year indicated and paid the following year.
(4)	This amount reflects the actuarial change in pension value from the preceding year as we did not provide above-market earnings on nonqualified deferred compensation. The amount consists entirely of the change in the actuarial present value of Mr. Jones’s accumulated benefit under our and MTW’s SERP (e.g., for 2016 this reflects the change from December 31, 2015 to December 31, 2016.). For 2017, the actuarial change in present value decreased by $223,508 as Mr. Jones received a distribution from the SERP during the year ended December 31, 2017.

28 | Welbilt, Inc.  2018 Proxy Statement

(5)	All other compensation for 2017 consists of the following:
Name	Company 401(k) Contributions	Tax and Financial Planning Services	Car Allowance	Insurance Premiums(a)	Separation Payments(b)	Tax Gross-Ups(c)	Other(d)	Total
Muehlhaeuser	$10,800	$25,000	$10,800	$4,645	—	$1,459	$52,460	$105,164
Stewart	$10,800	$6,900	$4,500	$665	$994,453	$166	$—	$1,017,484
Shah	$10,800	$10,000	$7,200	$2,855	—	$322	$—	$31,177
Matosevic	$10,800	—	$10,800	$3,555	—	$18,856	$174,736	$218,747
Weishaar	—	$9,576	$24,720	—	—	—	—	$34,296
Caron	$10,800	$750	$10,800	$4,461	—	$18	$1,225	$28,054
Jones	$2,316	$3,265	$900	$—	$1,094,902	$87	$—	$1,101,831
(a)	Represents life, accidental death and dismemberment and long-term disability insurance premiums paid by us on behalf of our named executive officers.
(b)	Represents amounts paid or accrued during 2017 pursuant to Mr. Stewart’s and Mr. Jones’ retirement. See “Potential Payments upon Termination or Change in Control” for additional information.
(c)	Consists of tax gross-ups relating to tax and financial planning services, relocation and personal use of aircraft.
(d)	For Mr. Muehlhaeuser, consists of shipment of household goods ($44,994) and personal use of aircraft. For Mr. Matosevic, consists of relocation allowance ($103,581), housing allowance and personal use of aircraft. For Mr. Caron, consists of reimbursement for an executive physical. Amounts reported for personal use of aircraft reflect the aggregate incremental cost of limited personal use of a plane leased by the Company, based on the total cost of the aircraft for the year prorated to reflect the number of hours of personal use.
(6)	Mr. Stewart served as our Senior Vice President and Chief Financial Officer from November 9, 2015 through May 1, 2017 and remained employed with the Company through his separation date of May 5, 2017. The amounts reported for 2017 reflect all compensation earned by Mr. Stewart during 2017, including compensation awarded to Mr. Stewart in connection with his separation. In accordance with applicable disclosure requirements and in order to reflect all compensation decisions made by the Company during 2017 with respect to equity awards, the amount disclosed under “Stock Awards” for Mr. Stewart for 2017 in the table above represents the sum of: (a) the grant date fair value of the PSUs granted to him on February 16, 2017 pursuant to the Company’s 2017 LTIP (which are computed as described in footnote 1 above); and (b) the incremental fair value of the PSUs modified in connection with his separation (which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 1 above). The amount disclosed under “Option Awards” for Mr. Stewart for 2017 in the table above represents the sum of: (a) the grant date fair value of the stock options granted to him on February 16, 2017 pursuant to the Company’s 2017 LTIP (which are computed as described in footnote 2 above); and (b) the incremental fair value of the stock option awards modified in connection with his separation (which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 2 above). The incremental value of each of the modified awards is:
Award	Value
Modified 2016 Performance Share Units (granted March 17, 2016)	$139,896
Modified 2017 Performance Share Units (granted February 16, 2017)	—
Modified 2015 Stock Options (granted November 9, 2015)	—
Modified 2016 Stock Options (granted March 17, 2016)	$62,646
Modified 2017 Stock Options (granted February 16, 2017)	—
(7)	Mr. Weishaar commenced employment as a Senior Vice President on February 1, 2016, and all amounts reported for 2016 reflect the compensation earned by Mr. Weishaar during 2016 from such date, including a prorated STIP award for such year. Additionally, certain elements of Mr. Weishaar’s compensation were paid in Swiss Francs but converted into U.S. dollars for purposes of this presentation. For 2017, amounts shown are based upon an exchange rate of $1 to CHF1.03, the exchange rate effective as of December 31, 2017. For 2016, amounts shown are based upon an exchange rate of $1 to CHF1.02, the exchange rate effective as of December 31, 2016.
(8)	Mr. Jones served as our Senior Vice President, General Counsel and Secretary from September 1, 2015 through January 2, 2017. The amounts reported for 2017 reflect all compensation earned by Mr. Jones during 2017, which consists entirely of compensation related to his separation. In accordance with applicable disclosure requirements and in order to reflect all compensation decisions made by the Company during 2017 with respect to equity awards, the amount disclosed under “Stock Awards” for Mr. Jones for 2017 in the table above represents the incremental fair value of the restricted stock units, restricted stock and PSUs modified in connection with his separation (which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 1 above). The amount disclosed under “Option Awards” for Mr. Jones for 2017 in the table above represents the incremental fair value of the stock option awards modified in connection with his separation (which is computed as of the modification date in accordance with FASB ASC Topic 718 under the assumptions identified in footnote 2 above). The incremental value of each of the modified awards is:
Award	Value
Modified 2015 Restricted Stock Units (granted February 17, 2015)	—
Modified 2015 Restricted Stock Awards (granted April 8, 2015)	—
Modified 2014 Performance Share Units (granted February 14, 2014)	—
Modified 2016 Performance Share Units (granted March 17, 2016)	$51,038
Modified 2013 Stock Options (granted February 26, 2013)	—
Modified 2014 Stock Options (granted February 14, 2014)	—
Modified 2015 Stock Options (granted February 17, 2015)	—
Modified 2016 Stock Options (granted March 17, 2016)	$11,537

Welbilt, Inc.  2018 Proxy Statement | 29

PAY RATIO.

As calculated in accordance with applicable disclosure rules, the 2017 annual total compensation of Mr. Muehlhaeuser was $3,704,480 and the 2017 annual total compensation of our median employee was $40,836. As a result, we estimate that Mr. Muehlhaeuser’s 2017 annual total compensation was approximately 91 times that of our median employee. We identified our median employee by comparing the compensation of all individuals that we employed on November 30, 2017 based upon the sum of: (i) base salary (annualized for any employees hired after January 1, 2017), (ii) overtime pay, (iii) short-term incentive awards, if any, and (iv) long-term incentive awards, if any, based on the grant date fair value of the target number of awards granted. After we identified our median employee, we calculated such employee’s total annual compensation in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table.

30 | Welbilt, Inc.  2018 Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2017.

The table below sets forth all equity and non-equity incentive awards granted to our named executive officers during 2017, all of which were made under our 2016 Omnibus Incentive Plan. As discussed under “Design of 2017 Compensation Program” above, 2017 equity awards to our named executive officers consisted of performance share units (“PSU”) and non-qualified stock options (“NQO”), and non-equity incentive awards consisted of our STIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name and Award Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hubertus M. Muehlhaeuser
STIP	02/16/17	$435,000	$870,000	$1,740,000
PSU	02/16/17				—	98,068	196,136				$1,825,045
NQO	02/16/17								79,730	$18.61	$625,083
John O. Stewart
STIP	02/16/17	$189,000	$378,000	$756,000
PSU	02/16/17				—	27,458	54,916				$510,993
NQO	02/16/17								22,324	$18.61	$175,020
PSU(5)	02/20/17							38,860			$139,896
PSU(5)	02/20/17							9,610			—
NQO(5)	02/20/17								83,135	$12.56	—
NQO(5)	02/20/17								32,628	$13.51	$62,646
NQO(5)	02/20/17								7,813	$18.61	—
Haresh Shah
STIP	02/16/17	$72,100	$144,200	$288,400
PSU	02/16/17				—	4,314	8,628				$80,284
NQO	02/16/17								3,508	$18.61	$27,503
STIP(6)	04/28/17	$152,000	$304,000	$608,000
PSU(6)	04/28/17				—	8,640	17,280				$177,120
NQO(6)	04/28/17								7,024	$20.50	$59,072
Josef Matosevic
STIP	02/16/17	$188,000	$377,600	$755,200
PSU	02/16/17				—	22,360	44,720				$416,120
NQO	02/16/17								18,178	$18.61	$142,516
Andreas G. Weishaar
STIP	02/16/17	$140,695	$281,389	$562,778
PSU	02/16/17				—	19,614	39,228				$365,017
NQO	02/16/17								15,946	$18.61	$125,017
Richard N. Caron
STIP	02/16/17	$85,729	$171,458	$342,916
PSU	02/16/17				—	11,768	23,536				$219,002
NQO	02/16/17								9,568	$18.61	$75,013
Maurice D. Jones
RSU(7)	01/02/17							17,945			—
RSA(7)	01/02/17							29,422			—
PSU(7)	01/02/17							15,210			—
PSU(7)	01/02/17							11,547			$51,038
NQO(7)	01/02/17								6,325	$14.44	—
NQO(7)	01/02/17								10,140	$23.14	—
NQO(7)	01/02/17								24,500	$17.35	—
NQO(7)	01/02/17								9,686	$13.51	$11,537
(1)	Grant Date is same as Compensation Committee approval date.
(2)	Amounts shown represent range of potential payments under the 2017 STIP. Actual amounts received (if any) are shown in the Summary Compensation Table.
(3)	The exercise price per share of option awards equals the closing price of our common stock as reported on the NYSE on the date of grant, unless otherwise noted in these footnotes.
(4)	Reflects the grant date fair value of each award as computed under FASB ASC Topic 718 using the assumptions discussed in Note 16 “Stock-Based Awards” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.
(5)	Reflects awards previously granted to Mr. Stewart and modified in connection with his retirement, including PSUs originally granted on March 17, 2016 and February 16, 2017 and stock options originally granted on November 9, 2015, March 17, 2016 and February 16, 2017. In accordance with applicable disclosure rules, the incremental fair values associated with these modifications, computed as of the modification date in accordance with FASB ASC Topic 718, is reflected in the table above as if new grants had been made.
(6)	Awards granted to Mr. Shah on April 28, 2017 were granted in connection with his promotion to Chief Financial Officer.
(7)	Reflects awards previously granted to Mr. Jones and modified in connection with his retirement, including: restricted stock units granted February 17, 2015, restricted stock awards granted April 8, 2015, PSUs granted on February 14, 2014 and March 17, 2016 and stock options granted on February 26, 2013, February 14, 2014, February 17, 2015 and March 17, 2016. In accordance with applicable disclosure rules, the incremental fair values associated with these modifications, computed as of the modification date in accordance with FASB ASC Topic 718, is reflected in the table above as if new grants had been made.

Welbilt, Inc.  2018 Proxy Statement | 31

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END.

The following table sets forth details about each outstanding equity award held by our named executive officers as of December 31, 2017. As discussed above under “Treatment of Equity-Based Awards in the Spin-Off,” each MTW equity award outstanding as of March 4, 2016, the effective date of the Spin-Off, was deemed bifurcated into two separate awards: a modified award relating to MTW common stock, and a new award relating to Welbilt common stock. Awards listed in the table below with a grant date prior to March 4, 2016 reflect the portion of the bifurcated awards that relate to our common stock and are outstanding under our 2016 Omnibus Incentive Plan.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested(2)	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have not Vested (#)(4)	Equity Incentive Plan Awards: market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(3)
Hubertus M. Muehlhaeuser	58,548		58,548	$13.36	08/06/2015	08/06/2025
	23,306		69,917	$13.51	03/17/2016	03/17/2026
									111,029	$2,610,292
			79,730	$18.61	02/16/2017	02/16/2027
									98,068	$2,305,579
John O. Stewart	83,135			$12.56	11/09/2015	11/09/2025
	32,628			$13.51	03/17/2016	03/17/2026
	7,813			$18.61	02/16/2017	02/16/2027
Haresh Shah	1,051		3,154	$16.32	06/24/2016	06/24/2026
									5,009	$117,762
			3,508	$18.61	02/16/2017	02/16/2027
									4,314	$101,422
			7,024	$20.50	04/28/2017	04/28/2027
									8,640	$203,126
Josef Matosevic	3,150			$12.36	03/13/2012	03/13/2022
	2,937			$14.44	02/26/2013	02/26/2023
	4,174		1,392	$23.14	02/14/2014	02/14/2024
	6,290		6,290	$17.35	02/17/2015	02/17/2025
							24,154(5)	$567,861
	6,514		19,542	$13.51	03/17/2016	03/17/2026
									31,033	$729,586
			18,178	$18.61	02/16/2017	02/16/2027
									22,360	$525,684
Andreas G. Weishaar	2,973		8,921	$12.54	02/01/2016	02/01/2026
							21,444(6)	$504,148
	5,826		17,480	$13.51	03/17/2016	03/17/2026
									27,757	$652,567
			15,946	$18.61	02/16/2017	02/16/2027
									19,614	$461,125
Richard N. Caron	18,000			$9.03	02/11/2010	02/11/2020
	10,520			$15.74	02/14/2011	02/14/2021
	6,700			$12.96	02/28/2012	02/28/2022
	3,915			$14.44	02/26/2013	02/26/2023
	3,795		1,265	$23.14	02/14/2014	02/14/2024
	3,847		3,848	$17.35	02/17/2015	02/17/2025
							4,230	$99,447
	3,495		10,488	$13.51	03/17/2016	03/17/2026
									16,654	$391,536
			9,568	$18.61	02/16/2017	02/16/2027
									11,768	$276,666
Maurice D. Jones	14,845	(7)		$31.14	02/15/2008	02/15/2018
	2,555	(7)		$31.14	02/15/2008	02/15/2018
	53,700			$15.74	02/14/2011	01/03/2019
	40,320			$12.96	02/28/2012	01/03/2019
	25,300			$14.44	02/26/2013	01/03/2019
	20,280			$23.14	02/14/2014	01/03/2019
	32,666			$17.35	02/17/2015	01/03/2019
	9,686			$13.51	03/17/2016	01/03/2019
(1)	Unless otherwise noted in these footnotes, all stock options referenced in this table vest 25% per year beginning on the first anniversary of the grant date and continuing until the fourth anniversary of the grant date.
(2)	Unless otherwise noted in these footnotes, all awards in this column relate to restricted stock units and vest 100% on the third anniversary of the grant date.
(3)	Amounts reported are based on the closing price of our common stock as reported on the NYSE on December 29, 2017, the last trading day of the year, or $23.51, multiplied by the number of shares underlying the award.
(4)	All awards in this column relate to PSUs with a three-year performance period ending on December 31, 2018 or December 31, 2019. The number of shares appearing here reflects the number of shares that would be awarded assuming target performance is achieved. As of December 31, 2017, the performance trend was at or above the target level.

32 | Welbilt, Inc.  2018 Proxy Statement

(5)	Includes various awards granted in 2015, including 2,000 restricted stock units that vest on 01/04/2018; 6,910 restricted stock units that vest on 02/17/2018; and 15,244 restricted stock awards that vest on 03/04/2018.
(6)	Vests 100% on the second anniversary of 02/01/2016.
(7)	Awards vested 25% per year beginning on the second anniversary of the grant date and continuing until the fifth anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

The following table provides information about the number of shares of common stock acquired by our named executive officers in 2017 upon the exercise of stock options and as a result of the vesting of stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Hubertus M. Muehlhaeuser
John O. Stewart			48,470	$1,018,839
Haresh Shah
Josef Matosevic			4,180	$80,340
Andreas G. Weishaar
Richard N. Caron			3,800	$73,036
Maurice D. Jones	155,800	$2,426,676	74,124	$1,432,817
(1)	Reflects the difference between the exercise price and the closing price of our common stock as reported on the NYSE on the date of exercise, multiplied by the number of shares acquired.
(2)	Reflects vesting of PSUs, restricted stock units or restricted stock awards. With respect to Mr. Stewart, includes 38,860 PSUs granted on March 17, 2016 and 9,610 PSUs granted on February 16, 2017, which awards vested on February 20, 2017, the date Mr. Stewart’s employment agreement was amended in connection with his retirement. With respect to Mr. Matosevic and Mr. Caron, includes 4,180 PSUs and 3,800 PSUs, respectively, originally granted on February 14, 2014, which were subsequently converted into restricted stock units for the target number of performance share units subject to the award in connection with the Spin-Off and vested on February 14, 2017. With respect to Mr. Jones, includes restricted stock units, restricted stock awards and PSUs granted on various dates and accelerated in connection with his retirement.
(3)	Reflects the aggregate market value of shares vested on the applicable vesting date based on the closing price of a share of our common stock as reported on the NYSE on such date.

PENSION BENEFITS

The following table sets forth information with respect to our Supplemental Executive Retirement Plan (“SERP”) as of December 31, 2017, in which only Mr. Jones was eligible to participate. In connection with the Spin-Off, we assumed responsibility for continuing to provide Mr. Jones with this benefit. Under the SERP, Mr. Jones is entitled to receive retirement benefits which are intended to fund an annuity based on a percentage of his five-year final average pay at the earlier of normal retirement (age 65) or the first of the month following the date on which his attained age plus combined years of service with MTW and our Company equals eighty (80) (the “SERP Retirement Date”). Mr. Jones’ final five-year average pay is computed by averaging his base salary (including elective deferrals) and STIP-related awards payable for each year for the five consecutive calendar year period he receives his highest average compensation prior to the SERP Retirement Date. Benefits are computed using a straight-life annuity and are not reduced for social security or other offsets. Under the Plan, an account balance is maintained for Mr. Jones, which generally reflects the present value of that annuity, calculated using a 9% interest rate and the 1994 Uninsured Pension Mortality Table. Following Mr. Jones’ retirement on January 2, 2017, he became eligible for a distribution from the SERP, and his account balance will be paid in annual installments over five (5) years. No other named executive officers were eligible to participate in the SERP.

Name	Plan Name	Number of Years of Credited Service(#)(1)	Present Value of Accumulated Benefit($)(2)	Payments During Last Fiscal Year($)
Maurice D. Jones	SERP	12	$2,360,565	$527,524
(1)	Mr. Jones participated in the MTW SERP, and in connection with the Spin-Off, the Company agreed to assume responsibility for such benefit. Accordingly, the table above reflects the aggregate number of years in which Mr. Jones has participated in the SERP.
(2)	Represents the present value of the remaining four installment payments of Mr. Jones’ account balance, calculated using a 3.67% discount rate.

NONQUALIFIED DEFERRED COMPENSATION

During 2017, none of our named executive officers made any contributions to the deferred compensation plan, and we did not make any contributions on their behalf. However, Mr. Caron and Mr. Jones have account balances in the plan in the amounts shown in the table below.

Name	Executive Contributions in 2017	Registrant Contributions in 2017	Aggregate Earnings in 2017	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2017(1)
Richard N. Caron	—	—	$22	—	$2,996
Maurice D. Jones	—	—	$89,625	—	$441,256
(1)	Of the amount reported in this column for Mr. Jones, $41,818 has previously been disclosed in our Summary Compensation Table in prior years. No portion of the amount reported in this column for Mr. Caron has previously been disclosed in the Summary Compensation Table.

Welbilt, Inc.  2018 Proxy Statement | 33

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and related discussion describes the estimated potential payments and other benefits our named executive officers (other than Mr. Stewart) would have been eligible to receive in the event of a termination of employment or change in control, assuming a termination date of December 31, 2017. Because the disclosures in the table assume the occurrence of a termination of employment as of a particular date and under a particular set of circumstances, the actual amounts to be paid to our named executive officers upon a termination of employment or change in control may vary significantly from the amounts set forth below.

With respect to Mr. Stewart and Mr. Jones who separated from the Company effective May 5, 2017 and January 2, 2017, respectively, the amounts shown in the table reflect actual amounts and other benefits each executive has received or will be eligible to receive pursuant to the terms of their respective employment agreement, as discussed above under “Employment Agreements and Change in Control Benefits—Employment Agreements.”

	Termination by Company for Cause (a)	Termination by Company Without Cause or by Employee for Good Reason (b)	Death, Disability or Retirement (c)	Change in Control(1) (d)
Hubertus M. Muehlhaeuser
Severance Payment
Base Salary	$—	$1,740,000	—	$2,610,000
STIP	—	$1,740,000	—	$2,610,000
Prorata STIP(2)	—	$281,880	—	$870,000
Equity Acceleration
Stock Awards(3)	—	$2,610,292	$2,508,721	$9,831,741
Option Awards(4)	—	$1,293,432	$1,684,109	$1,684,109
Other Benefits and Perquisites
Life Insurance(5)	—	—	$1,000,000	—
Annual Benefits(6)	—	—	—	$107,400
Total	$—	$7,665,604	$5,192,830	$17,713,250
John O. Stewart
Severance Payment
Base Salary			$540,000
STIP			$378,000
Prorata STIP			$41,607
Equity Acceleration
Stock Awards(3)			$260,595
Option Awards(4)			$193,158
Other Benefits and Perquisites
Reimbursement for COBRA			$7,113
Accrued Vacation			$22,846
Total			$1,192,108
Haresh Shah
Severance Payment
Base Salary	$—	$380,000	—	$760,000
STIP	—	$304,000	—	$608,000
Prorata STIP(2)	—	$81,474	—	$304,000
Equity Acceleration
Stock Awards(3)	—	$117,762	$180,024	$844,620
Option Awards(4)	—	$22,677	$61,009	$61,009
Other Benefits and Perquisites
Life Insurance(5)	—	—	$1,000,000	—
Annual Benefits(6)	—	—	—	$41,600
Total	$—	$905,913	$1,241,033	$2,619,229
Josef Matosevic
Severance Payment
Base Salary	$—	$472,000	—	$944,000
STIP	—	$377,600	—	$755,200
Prorata STIP(2)	—	$122,342	—	$377,600
Equity Acceleration
Stock Awards(3)	—	$1,297,446	$1,229,479	$3,078,399
Option Awards(4)	—	$234,681	$323,754	$323,754
Other Benefits and Perquisites
Life Insurance(5)	—	—	$1,000,000	—
Annual Benefits(6)	—	—	—	41,600
Total	$—	$2,504,070	$2,553,233	$5,520,553

34 | Welbilt, Inc.  2018 Proxy Statement

	Termination by Company for Cause (a)	Termination by Company Without Cause or by Employee for Good Reason (b)	Death, Disability or Retirement (c)	Change in Control(1) (d)
Andreas G. Weishaar
Severance Payment
Base Salary	$—	$432,906	—	$865,200
STIP	—	$281,389	—	$562,380
Prorata STIP(2)	—	$91,170	—	$281,190
Equity Acceleration
Stock Awards(3)	—	$1,156,716	$1,092,902	$2,731,533
Option Awards(4)	—	$272,663	$350,799	$350,799
Other Benefits and Perquisites
Life Insurance(5)	—	—	$1,000,000	—
Annual Benefits(6)	—	—	—	35,020
Total	$—	$2,234,339	$2,443,700	$4,826,122
Richard N. Caron
Severance Payment
Base Salary	$—	$342,916	—	$685,832
STIP	—	$120,021	—	$342,916
Prorata STIP(2)	—	$55,552	—	$120,021
Equity Acceleration
Stock Awards(3)	—	$490,983	$452,693	$1,435,850
Option Awards(4)	—	$24,172	$175,935	$175,935
Other Benefits and Perquisites
Life Insurance(5)	—	—	$1,000,000	—
Annual Benefits(6)	—	—	—	$41,600
Total	$—	$1,033,644	$1,628,628	$2,802,154
Maurice D. Jones
Severance Payment
Base Salary			$627,070
STIP			$407,726
Equity Acceleration
Stock Awards(3)			—
Option Awards(4)			—
Other Benefits and Perquisites
Reimbursement for COBRA			$20,016
Accrued Vacation			$38,601
Total			$1,093,413
(1)	Represents estimated payouts assuming a change in control and termination of employment without cause (as defined in the Contingency Employment Agreements) occurred on December 31, 2017 and outstanding equity awards of the Company are not assumed by the purchaser, successor or surviving entity.
(2)	Reflects a prorata STIP award for the year of termination, which amount, for termination by the Company without cause or by the employee for good reason, is calculated based upon actual performance and, for a termination upon a change in control, is calculated based upon the target STIP award.
(3)	Reflects amounts earned under outstanding and unvested restricted stock units and PSUs that accelerate upon the specified event. Restricted stock units and PSUs, whether or not delivery of the underlying shares is deferred, are valued at the aggregate market value of the underlying shares (or, with respect to PSUs, the underlying target number of shares) based on the closing market price per share of our common stock on December 29, 2017, the last trading day of the year, or $23.51. In the event of a change in control, awards of PSUs would be valued at the greater of target or projected performance and prorated to reflect the portion of the performance period which has lapsed.
(4)	Reflects amounts earned under outstanding and unvested stock options that accelerate upon the specified event. Such options are valued at the aggregate market value of the underlying shares based on the closing market price per share of our common stock on December 29, 2017, the last trading day of the year, or $23.51, less the aggregate cost to exercise the stock options.
(5)	Reflects life insurance benefits that the named executive officer’s designated beneficiaries would receive upon his death under life insurance coverage provided by the Company and does not include any additional benefits which might be paid out under supplemental coverage purchased by the individual executive. Does not reflect amounts payable upon Disability or retirement.
(6)	Reflects maximum car allowance and tax and financial planning services permitted under such executive officer’s contract in effect as of December 31, 2017.

Termination by the Company for Cause (a).

In the event of a termination of employment for cause (as defined in the employment agreement), the named executive officer will receive only accrued but unpaid compensation through the date of termination and no additional benefits. All outstanding equity awards (vested or otherwise) will also be terminated on the individual’s effective date of termination.

Termination by the Company without Cause or by Employee for Good Reason (b).

In the event of a termination of employment by the Company without cause or by the employee for Good Reason (as defined in the employment agreement), the named executive officer may receive a severance payment

Welbilt, Inc.  2018 Proxy Statement | 35

consisting of (i) 12 months’ base salary (or 24 months with respect to Mr. Muehlhaeuser), (ii) 100% of his target STIP (or 200% with respect to Mr. Muehlhauser and 70% with respect to Mr. Caron), and (iii) a prorata annual incentive compensation payment based upon the number of days actually employed and the actual performance of the Company under the STIP in effect for the year of termination (collectively, the “Severance Payment”). Other than the prorata annual incentive payment, which is to be paid shortly after the Compensation Committee certifies the Company’s performance under the STIP, the Severance Payments are to be paid over a 12-month period (or 2-year period with respect to Mr. Muehlhaeuser) in accordance with the Company’s normal pay practices and otherwise subject to Section 409A of the Internal Revenue Code (“Section 409A”) where applicable. Severance Payments are subject to offset by the amount of any cash compensation earned from any subsequent employer during the applicable payment period or from the Company under any Contingent Employment Agreement (discussed below under “Change in Control Severance Arrangements”).

Additionally, all outstanding equity awards granted to the named executive officer prior to the year of termination will be deemed fully vested (subject to attainment of applicable performance goals) and all outstanding equity awards made in the year of termination will be forfeited (unless otherwise provided by the Company). The executive will have until the earlier of the expiration date or 24 months from the date of termination to exercise any outstanding options.

Death, Disability or Retirement (c).

In the event of death, the named executive officer’s designated beneficiary will receive three times his base salary up to a maximum of $1.0 million under the life insurance benefit provided by the Company. Payment of all compensation to the named executive officer will immediately cease, except for any compensation and benefits accrued but unpaid through the date of death. If a named executive officer is unable to perform his duties under his employment agreement due to a disability, his employment agreement will terminate. If his employment is terminated due to his disability prior to the one year anniversary of the effective date of the employment agreement, then he will continue to receive his standard compensation, reduced by any disability payment he is otherwise entitled, until the one year anniversary of the effective date of his employment agreement.

In the event of death, disability or retirement, all outstanding options will become fully vested and may be exercised until the earlier of (x) the option expiration date or (y) 12 months following the date of death or disability or 10 years following the retirement date, as applicable. Additionally, all outstanding restricted stock units will become fully vested and all outstanding performance share units will be vested, but prorated through the last date of employment and settled following completion of the performance period based upon actual achievement of performance goals.

Change in Control (d).

In the event we experience a “change in control” (as defined in the Contingent Employment Agreements), Mr. Muehlhaeuser will continue to be employed by the Company for three years and each other named executive officer will continue to be employed for two years (as applicable, the “Change in Control Employment Period”). Under the Contingent Employment Agreements, each executive would remain employed at the same position held as of the change in control date, and would receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other benefits provided to the executive officers prior to the change in control, provided that the plans and bonus opportunity are no less favorable than those that were available prior to a change in control. After a change in control, the executive’s compensation would be subject to upward adjustment at least annually based upon the executive’s contributions and the level of increases provided to other officers and employees. Each Contingent Employment Agreement would terminate prior to the end of the Change in Control Employment Period if the executive voluntarily retired or was terminated “for cause,” as defined in the Contingent Employment Agreement. In addition, the Contingent Employment Agreement is terminable by either party at any time prior to a change in control.

Additionally, the Contingent Employment Agreements provide the following benefits:

•	In the event the named executive officer is terminated without cause following a change in control and prior to the end of the applicable Change in Control Employment Period, he would be entitled to receive a payment equal to the base salary, benefits and the annual incentive compensation the executive would have otherwise been paid but for the termination, calculated on the basis of his target bonus for the year of termination, through the Change in Control Employment Period.
•	The named executive officer’s equity-based awards would not automatically vest upon a change in control if his employment continued. However, if his employment is subsequently terminated by the surviving entity without cause, or by him for good reason, in either case within 24 months following a change of control, all of his equity-based awards that are in effect as of the date of such termination will be vested in full or deemed earned in full (assuming the maximum performance goals provided under

36 | Welbilt, Inc.  2018 Proxy Statement

such award were met, if applicable) effective on the date of such termination (i.e., a “double trigger”). In addition, to the extent that equity-based awards are not assumed by the purchaser, successor or surviving entity in the change in control, or a more favorable outcome is not provided in the applicable plan or award agreement, upon a change of control: (1) stock options, stock-appreciation rights and time-based restricted stock (including restricted stock units) will vest and may be paid out in cash; (2) performance-based awards will be pro-rated and paid out in cash assuming the greater of target or projected actual performance (based on the assumption that the applicable performance goals continue to be achieved at the same rate through the end of the performance period as they are at the time of the change of control); and (3) each other type of equity-based award not mentioned above will be paid out in cash based on the value of the award as of the date of the change of control.

•	In the event the executive is terminated for cause, the executive would be entitled only to the salary and benefits accrued and vested as of the effective date of the termination.

The cash amount (base salary, STIP and prorata annual incentive award for the year of termination) described above would be paid in a lump sum within 30 days of the termination, subject to the requirements of Section 409A. Benefits would be provided over the course of the remainder of the Change in Control Employment Period.

If a named executive officer is terminated without cause within six months prior to a change in control and it was reasonably demonstrated by the employee that the termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control, the employee would be entitled to the severance payment and benefits that he would have otherwise have received if he were terminated without cause following a change in control.

If any of the payments to a named executive officer would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would result in the imposition on the executive of an excise tax under Section 4999 of the Internal Revenue Code (the “Excise Tax”), the executive would not be entitled to any tax gross up amount; however, the executive would be entitled to receive the “best net” treatment. Under the “best net” treatment, if the after-tax amount (taking into account all federal, state and local excise, income and other taxes) that would be retained by the executive is less than the after- tax amount that would be retained by the executive if the executive were instead to be paid or provided (as the case may be) the maximum amount that the executive could receive without being subject to the Excise Tax (the “Reduced Amount”), then the executive would be entitled to receive the Reduced Amount instead of the full amount that would have been subject to the Excise Tax.

The Contingent Employment Agreements also provide that (i) if the executive was terminated without cause prior to the end of the Change in Control Employment Period, the executive will be prohibited from competing with us for the lesser of two years (three years, in the case of Mr. Muehlhaeuser) or the unexpired term of the Change in Control Employment Period, and (ii) if the executive was terminated within six months prior to a change in control in anticipation of a change in control as explained above, the executive will be prohibited from competing with us for two years (three years, in the case of Mr. Muehlhaeuser).

Welbilt, Inc.  2018 Proxy Statement | 37

PROPOSAL NO. 2 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory basis, the 2017 compensation of our named executive officers as described in this Proxy Statement. While this “say-on-pay” vote is a non-binding, advisory vote, the Compensation Committee carefully reviews and considers the voting results when making future decisions regarding our executive compensation programs. The Company currently holds advisory votes on the compensation of named executive officers annually, and the next such advisory vote is expected to be held at the 2019 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2017 COMPENSATION OF WELBILT’S NAMED EXECUTIVE OFFICERS

38 | Welbilt, Inc.  2018 Proxy Statement

AUDIT MATTERS

EVALUATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is directly responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") to serve as our independent registered public accounting firm for 2018.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm. If our stockholders fail to ratify the selection, the Board and the Audit Committee may reconsider the selection of such firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

PwC has served as the independent registered public accounting firm of the Company since 2015. The Audit Committee’s decision to retain and recommend that stockholders ratify the selection of PwC involved the consideration of a number of factors, including:

•	PwC’s performance on prior audits and the quality and efficiency of the provided services;
•	PwC’s continued independence;
•	PwC’s global capabilities and technical expertise;
•	PwC’s significant institutional knowledge and understanding of the Company’s business, generally and particularly with respect to the Spin-Off;
•	The quality and depth of PwC’s staff;
•	PwC’s effectiveness of communications and working relationship with the Audit Committee, management and internal auditor;
•	the appropriateness of the fees paid to PwC; and
•	external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on PwC and its peer firms.

As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm's lead engagement partner, the Audit Committee and the Audit Committee Chairman are directly involved in the selection of PwC's lead engagement partner. The Audit Committee and the Board of Directors believe the continued retention of PwC to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of PwC are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

Welbilt, Inc.  2018 Proxy Statement | 39

AUDIT AND NON-AUDIT FEES

The following table summarizes the fees for services rendered by PwC for each of the years ended December 31, 2017 and December 31, 2016. The Audit Committee is involved in the negotiations related to the fees paid to PwC, and all audit-related, tax and other fees for services provided by PwC to the Company during the last two fiscal years and disclosed in the table below were reviewed and pre-approved by the Audit Committee in accordance with its charter.

FEE CATEGORY ($ in Thousands)	2016	2017
Audit Fees(1)	$2,886	$2,839
Audit-Related Fees(2)	—	$90
Tax Fees(3)	$19	$7
All Other Fees(4)	—	$1
Total Fees	$2,905	$2,938
(1)	Audit Fees include the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements included in its Form 10-K filings, for reviews of the Company’s quarterly consolidated (condensed) financial statements included in its Form 10-Q filings and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings for the relevant years, in each case, for the applicable year.
(2)	Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under “Audit Fees.” This category includes fees related to audit services not required by statute or regulations concerning the implementation of new financial accounting and reporting standards.
(3)	Tax fees primarily include fees associated with domestic and international tax compliance.
(4)	All Other fees consist of fees for permitted services other than those that meet the criteria above.

PRE-APPROVAL POLICIES AND PROCEDURES

Welbilt’s policy and procedures for pre-approval of non-audit services is set forth in the Audit Committee Charter. The policy provides that the Audit Committee will review annually with Company management and the Company’s independent auditor, their plans for the scope of the activities to be undertaken by the Company’s independent auditor, including any contemplated performance by the Company’s independent auditor of any permissible non-audit services and fees anticipated to be incurred for those services. The policy also provides that the Audit Committee must pre-approve all auditing services and non-audit services (other than those that are prohibited by applicable law, rule or regulation) provided to the Company by the Company’s independent auditors. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided that such decisions must be presented to the full Audit Committee at each of its scheduled meetings. For 2016 and 2017, all audit and non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee directly.

40 | Welbilt, Inc.  2018 Proxy Statement

AUDIT COMMITTEE REPORT

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2017 with the Company’s management;
•	discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), and SEC Regulation S-X, Rule 2-07 (Communication with Audit Committee); and
•	received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board, considered whether the provisions of non- audit services by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence, and discussed with PricewaterhouseCoopers LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Audit Committee of the Board of Directors
Dino J. Bianco, Chair
Thomas D. Davis
Brian R. Gamache
Andrew Langham

Welbilt, Inc.  2018 Proxy Statement | 41

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As described in greater detail above, the Audit Committee has selected PwC to serve as our independent registered public accounting firm for 2018, and the Audit Committee and the Board believe that the continued retention of PwC to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

42 | Welbilt, Inc.  2018 Proxy Statement

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The tables below set forth certain information regarding the beneficial ownership of our common stock, as determined in accordance with SEC rules. Under these rules, beneficial ownership includes any shares as to which such individual or group has sole or shared voting power or investment power and includes any shares of common stock which such individual or group has the right to acquire beneficial ownership within 60 days of the specified date. As of February 28, 2018, we had 139,861,580 shares of common stock outstanding. For purposes of computing the percentage and amount of outstanding shares of common stock held by each individual or group, any shares which that individual or group has the right to acquire on or before April 29, 2018 are deemed to be outstanding for the individual or entity but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or group.

BENEFICIAL OWNERSHIP BY OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock held by: (i) each of our current directors, director nominees and named executive officers; and (ii) all of our current directors and current executive officers as a group. To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. All ownership information is presented as of February 28, 2018, the record date.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Cynthia M. Egnotovich(1)	89,246	*
Dino J. Bianco(2)	13,056	*
Joan K. Chow(2)	25,078	*
Thomas D. Davis(2)	8,142	*
Janice L. Fields	—	*
Brian R. Gamache(3)	10,000	*
Andrew Langham(2)	8,142	*
Hubertus M. Muehlhaeuser(4)	125,092	*
Haresh Shah(5)	3,684	*
Josef Matosevic(6)	64,935	*
Andreas G. Weishaar(7)	67,030	*
Richard N. Caron(8)	68,449	*
John O. Stewart(9)	123,576	*
Maurice D. Jones(10)	300,499	*
All current directors and executive officers as a group (13 persons)(11)	512,508	*
*	Less than 1%
(1)	Includes 2,000 shares of our common stock issuable pursuant to currently exercisable stock options. Also includes 8,142 shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of February 28, 2018 and 17,124 shares of our common stock held in the Company’s Deferred Compensation Plan, each of which are settled and issued to the director generally within 60 days following the director’s termination of service.
(2)	Includes 8,142 shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of February 28, 2018.
(3)	Includes 10,000 shares of common stock over which Mr. Gamache shares voting and investment power with his spouse.
(4)	Includes 125,092 shares of common stock issuable pursuant to currently exercisable stock options or stock options that will vest within 60 days of February 28, 2018.
(5)	Includes 3,684 shares of common stock issuable pursuant to currently exercisable stock options or stock options that will vest within 60 days of February 28, 2018.
(6)	Includes 38,660 shares of common stock issuable pursuant to currently exercisable stock options or stock options that will vest within 60 days of February 28, 2018 and 15,244 shares of restricted stock that will vest within 60 days of February 28, 2018.
(7)	Includes 21,586 shares of common stock issuable pursuant to currently exercisable stock options or stock options that will vest within 60 days of February 28, 2018.
(8)	Includes 59,349 shares of common stock issuable pursuant to currently exercisable stock options or stock options that will vest within 60 days of February 28, 2018.
(9)	Based on the Company’s records as of Mr. Stewart’s separation date, includes 123,576 shares of common stock issuable pursuant to currently exercisable stock options.
(10)	Based on the Company’s records as of Mr. Jones’ separation date, includes 181,952 shares of common stock issuable pursuant to currently exercisable stock options.
(11)	Includes (a) 278,107 shares of our common stock issuable pursuant to currently exercisable stock options or stock options that will vest within 60 days of February 28, 2018, (b) 40,710 shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of February 28, 2018, (c) 18,389 shares of restricted stock that will vest within 60 days of February 28, 2018 and (d) 17,124 shares of our common stock held in the Company’s Deferred Compensation Plan, which are settled and issued to the director generally within 60 days following the director’s termination of service.

Welbilt, Inc.  2018 Proxy Statement | 43

BENEFICIAL OWNERSHIP OF MORE THAN 5% OF OUR COMMON STOCK

The following table sets forth information regarding each person, entity or group known by us, based solely on our review of SEC filings, to beneficially own more than 5% of our common stock as of February 28, 2018, the record date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Select Equity Group, L.P.(1) 380 Lafayette Street, 6th Floor New York, NY 10003	11,709,748	8.37%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, PA 19355	11,355,350	8.12%
Carl C. Icahn(3) c/o Icahn Associates Holding LLC 767 Fifth Avenue, 47th Floor New York, NY 10153	10,082,660	7.21%
Morgan Stanley Investment Management Inc.(4) 1221 Avenue of the Americas New York, NY 10020	8,124,429	5.81%
Investec Asset Management, Ltd(5) Woolgate Exchange 25 Basinghall Street London, United Kingdom X0 Ec2v 5ha	7,270,689	5.20%
(1)	Based on the most recently available Schedule 13G filed jointly by Select Equity Group, L.P. (“Select LP”), and George S. Loening, who is the majority owner of Select LP and managing member of its general partner, the number of shares reported consists entirely of shares of common stock over which Select LP and Mr. Loening share voting and dispositive power.
(2)	Based on the most recently available Schedule 13G/A filed with the SEC on February 8, 2018, the number of shares reported includes: (a) 75,453 shares of common stock over which The Vanguard Group (“Vanguard”) has sole voting power; (b) 16,006 shares of common stock over which Vanguard has shared voting power; (c) 11,275,340 shares of common stock over which Vanguard has sole dispositive power; and (d) 80,010 shares of common stock over which Vanguard has shared dispositive power.
(3)	Based on the most recently available Form 13F-HR filed with the SEC on February 14, 2018 reporting the number of shares held as of December 31, 2017. Additionally, based on the most recently available Schedule 13D filed with the SEC by Carl C. Icahn on March 11, 2016, (i) High River Limited Partnership has sole voting power and sole dispositive power with respect to 2,116,531 shares of MFS common stock, (ii) Hopper Investments LLC has shared voting power and shared dispositive power with respect to 2,116,531 shares of MFS common stock, (iii) Barberry Corp. has shared voting power and shared dispositive power with respect to 2,116,531 shares of MFS common stock, (iv) Icahn Partners Master Fund LP has sole voting power and sole dispositive power with respect to 3,438,629 shares of MFS common stock, (v) Icahn Offshore LP has shared voting power and share dispositive power with respect to 3,438,629 shares of MFS common stock, (vi) Icahn Partners LP has sole voting power and sole dispositive power with respect to 5,027,500 shares of MFS common stock, (vii) Icahn Onshore LP has shared voting power and shared dispositive power with respect to 5,027,500 shares of MFS common stock, (viii) Icahn Capital LP has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock, (ix) IPH GP LLC has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock, (x) Icahn Enterprises Holdings L.P. has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock, (xi) Icahn Enterprises G.P. Inc. has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock, (xii) Beckton Corp. has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock and (xiii) Carl C. Icahn has shared voting power and shared dispositive power with respect to 10,582,660 shares of MFS common stock. See also “Certain Relationships and Transactions with Related Persons—Icahn Settlement Agreement” for additional information regarding the Company’s relationship with Mr. Icahn and the Icahn Shareholders.
(4)	Based on the most recently available Schedule 13G filed with the SEC by Morgan Stanley on February 13, 2018, the number of shares reported consists entirely of shares of common stock over which Morgan Stanley and Morgan Stanley Investment Management Inc., a wholly-owned subsidiary of Morgan Stanley, share voting power and dispositive power.
(5)	Based on the most recently available Form 13F-HR filed with the SEC on February 13, 2018 reporting the number of shares held as of December 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% holders are then required to furnish us with copies of all Section 16(a) reports they file. Based on a review of the reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that all filings required to be made by reporting persons during 2017 were timely made, except as previously disclosed as required by applicable rules.

44 | Welbilt, Inc.  2018 Proxy Statement

EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2017, certain information related to our compensation plans under which our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A)		Weighted-average exercise price of outstanding options, warrants, and rights (B)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by security holders	4,034,695	(2)	$15.95	6,751,606	(3)
Equity compensation plans not approved by security holders(4)	—		—	—
Total	4,034,695	(2)	$15.95	6,751,606	(3)
(1)	Reflects the weighted-average exercise price of stock options outstanding as of December 31, 2017. Restricted stock units, restricted stock awards and performance shares issued under the Company’s 2016 Omnibus Incentive Plan and common stock units issued under the Company’s Deferred Compensation Plan are not included in this column as they have no exercise price.
(2)	Consists of (a) 2,750,722 stock options, (b) 699,718 restricted stock units and restricted stock awards and (c) 584,255 PSUs (assuming target payout), in each case outstanding as of December 31, 2017 under the Company’s 2016 Omnibus Incentive Plan, of which 2,217,371 stock options and 322,784 restricted stock units and restricted stock awards are replacement awards issued in connection with the Spin-Off as substitution for awards previously granted by MTW and do not impact the share reserve under the 2016 Omnibus Incentive Plan.
(3)	Amounts reflect the number of shares available for future issuance under the 2016 Omnibus Incentive Plan, determined in accordance with such plan as follows: (a) grants of stock options reduce the total shares available by 1.0 for each share issuable upon exercise of the award; (b) restricted stock units and restricted stock awards reduce the total shares available by 1.5 for each share issuable upon vesting and settlement of the award; and (c) PSUs reduce the total shares available by 1.5 for each share issuable upon vesting and settlement of the award, assuming maximum payout.
(4)	Reflects the Company’s Deferred Compensation Plan, which consisted of approximately 51,288 common stock units outstanding as of December 31, 2017. Each common stock unit under the Deferred Compensation Plan represents the right to receive one share of Company common stock following the participant’s death, disability, termination of service as a director or employee, a date specified by the participant, or the earlier of any such events to occur. Since the common stock units are acquired by participants through a deferral of fees or compensation, there is no “exercise price” associated with the common stock units. The Deferred Compensation Plan requires the plan trustees to make available as and when needed a sufficient number of shares of Company common stock to meet the needs of the plan. As of December 31, 2017, all such shares were funded through the open market purchase of shares of Company common stock by the administrator.

Welbilt, Inc.  2018 Proxy Statement | 45

OTHER MATTERS

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Procedures for Approval of Related Person Transactions. Under the Company’s Code of Ethics, (a) without the prior approval of the Chief Executive Officer, the Chief Financial Officer, the Chief Human Resources Officer or the General Counsel, no officer or employee will enter into any transaction for or on behalf of the Company with any other person or entity in which the employee or officer has a direct or indirect interest; (b) directors and officers of the Company are required to report annually any material interest that such director or officer has in any business enterprise with which the Company conducts business; and (c) any transactions or agreements relating to transactions between the Company and any such business enterprise must be approved by those members of the Company’s Board of Directors who have no interest in the business enterprise, which approval may be a continuing approval.

Certain Related Person Transactions. Since January 1, 2017, there has not been, nor is there currently proposed as of the date of this Proxy Statement, any transaction, arrangement or relationship that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which Welbilt was or is to be a participant, the amount involved exceeded or is expected to exceed $120,000 and in which any “related person” of Welbilt had or will have a direct or indirect material interest.

Icahn Settlement Agreement. As discussed above, the Settlement Agreement provided the Icahn Shareholders with the option to cause MTW to appoint one designee of the Icahn Shareholders to our Board in connection with the Spin-Off. The Icahn Shareholders designated Mr. Langham to serve on our Board, and Mr. Langham has been nominated for re-election to the Board at the 2018 Annual Meeting of Stockholders in accordance with such Settlement Agreement. The Settlement Agreement also requires that we satisfy certain corporate governance requirements for the duration of a standstill period, which period will expire 25 days after the date that no Icahn designee serves on our Board.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Rule 14a-8 Proposals. Stockholders may submit proposals for consideration at our 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). To be considered for inclusion in the proxy statement and form of proxy relating to the 2019 Annual Meeting, your proposal must be submitted in accordance with Rule 14a-8 of the Exchange Act and must be received by our Corporate Secretary at our principal executive offices no later than November 14, 2018. Failure to deliver a proposal in accordance with applicable requirements may result in such proposal being deemed untimely. Furthermore, submission of a proposal does not guarantee it will be included in next year’s proxy materials.

Proxy Access Nominations. In order to be properly brought before the 2019 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in the Company’s proxy statement pursuant to Article II, Section 2.9 of our Bylaws (a “proxy access nomination”) must be received by our Corporate Secretary at our principal executive offices no earlier than October 15, 2018 and no later than November 14, 2018. If the date of the 2019 Annual Meeting is more than 30 days before or 60 days after the anniversary of the 2018 Annual Meeting, notice by the shareholder must be so received not later than the later of the 180th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.

Advance Notice Requirements. Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the consideration of director nominees, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy materials. Pursuant to our Bylaws, in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have complied with the notice procedures specified in our Bylaws and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely for the 2019 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice no later than the close of business on January 27, 2019, nor earlier than December 28, 2018.

Any of the foregoing proposals or notices must be in writing, comply with the applicable requirements or conditions established by securities laws or our Bylaws and should be addressed to: Welbilt, Inc., Attn: Corporate Secretary, 2227 Welbilt Boulevard, New Port Richey, FL, 34655.

46 | Welbilt, Inc.  2018 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHY AM I RECEIVING THESE PROXY MATERIALS?

On or about March 14, 2018, we mailed each stockholder entitled to vote at the Annual Meeting either (1) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying such stockholder how to vote and how to electronically access a copy of this Proxy Statement and our 2018 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2017 (collectively, the “Proxy Materials”) or (2) a paper copy of the Proxy Materials and proxy card or voting instruction form. You are receiving these Proxy Materials in connection with the solicitation by the Welbilt Board of Directors of proxies to be voted at the Annual Meeting and at any adjournments or postponements thereof. The Proxy Materials include information that we are required to provide to you under the rules of the SEC and are designed to assist you in voting on the matters presented at the Annual Meeting. If you have not received, but would like to receive, a paper copy of the Proxy Materials and proxy card or voting instruction form, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

WHO IS ELIGIBLE TO VOTE AT THE ANNUAL MEETING?

Stockholders of record as of the close of business on February 28, 2018 are entitled to vote on the proposals described in this Proxy Statement. If your shares of Welbilt common stock are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A. (“Computershare”), as of the close of business on February 28, 2018, you are a “stockholder of record” for purposes of the Annual Meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under “How do I vote my shares?” below.

HOW MANY VOTES DO I HAVE?

You will have one vote for each share of Welbilt common stock owned by you, as a stockholder of record or in street name, as of the close of business on February 28, 2018.

WHAT AM I BEING ASKED TO VOTE ON AT THE ANNUAL MEETING?

You are being asked to vote on the following proposals:

•	Proposal 1: the election to the Board of eight director nominees, each to serve for a one-year term;
•	Proposal 2: the approval, on an advisory basis, of a resolution relating to the 2017 compensation of Welbilt’s named executive officers; and
•	Proposal 3: the ratification of the selection of PricewaterhouseCoopers LLP as Welbilt’s independent registered public accounting firm for 2018.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board recommends that you vote:

•	FOR the election to the Board of the eight director nominees named in this Proxy Statement, each to serve for a one-year term;
•	FOR the approval, on an advisory basis, of the resolution relating to 2017 compensation of Welbilt’s named executive officers; and
•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Welbilt’s independent registered public accounting firm for fiscal 2018.

WHAT OTHER BUSINESS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We currently know of no other matters to be properly presented at the Annual Meeting. However, by giving your proxy you appoint the persons named as proxy holders to be your representatives at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders are each authorized to vote your shares in their discretion.

Welbilt, Inc.  2018 Proxy Statement | 47

HOW DO I VOTE MY SHARES?

For stockholders of record: If you are eligible to vote at the Annual Meeting and are a stockholder of record, you may submit your proxy or cast your vote in any of four ways:

•	By Internet—You may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your Proxy Materials and on your proxy card. Proxies submitted via Internet must be received by 11:59 p.m., Eastern Time, on April 26, 2018.
•	By Telephone—You may submit your proxy by telephone by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your Proxy Materials and on your proxy card. Proxies submitted via telephone must be received by 11:59 p.m., Eastern Time, on April 26, 2018.
•	By Mail—If you received your Proxy Materials by mail, you may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the pre-paid envelope we have provided. Proxy cards submitted by mail must be received by 8:00 a.m., Eastern Time, on April 26, 2018.
•	In Person at our Annual Meeting—You can vote in person at our Annual Meeting. In order to gain admission, you must present valid government-issued photo identification such as a driver’s license or passport as well as proof of ownership as of the record date.

For holders in street name: If you hold your shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. In order to attend and vote your shares held in street name at our Annual Meeting, you will need to present valid government-issued photo identification such as a driver’s license or passport and submit the valid proxy from your broker, bank or similar institution, along with a signed ballot that you can request at the Annual Meeting. You will not be able to attend and vote your shares held in street name at the Annual Meeting without all of these items.

If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy in accordance with the procedures described in this Proxy Statement, your shares of common stock will be voted in accordance with your instructions.

CAN I CHANGE OR REVOKE MY PROXY?

For stockholders of record: Yes. A proxy may be changed or revoked at any time prior to the vote at the Annual Meeting by submitting a later-dated proxy (including a proxy submitted via the Internet or by telephone) or by giving written notice to our Corporate Secretary at our corporate headquarters. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on April 26, 2018. You may also attend the Annual Meeting and vote your shares in person.

For holders in street name: Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

HOW WILL MY SHARES BE VOTED IF I DO NOT PROVIDE SPECIFIC INSTRUCTIONS IN THE PROXY CARD OR VOTING INSTRUCTIONS FORM THAT I SUBMIT?

If you are a stockholder of record and if you sign, date and return your proxy card but do not provide specific voting instructions, your shares of common stock will be voted FOR the election of each of the director nominees named in this Proxy Statement, FOR the approval, on an advisory basis, of a resolution relating to the 2017 compensation of Welbilt’s named executive officers and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018. If any other matter properly comes before our Annual Meeting and any adjournments thereof, the proxy holders will vote your shares in their discretion.

If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “discretionary” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-discretionary” proposals at the Annual Meeting and a “broker non-vote” would occur, as explained below.

WHAT IS “BROKER DISCRETIONARY VOTING”?

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or

48 | Welbilt, Inc.  2018 Proxy Statement

“non-discretionary.” The ratification of the selection of the independent registered public accounting firm is a discretionary matter and your broker is permitted to vote your shares of common stock if you have not given voting instructions. The election of directors and the advisory vote on a resolution relating to the 2017 compensation of Welbilt’s named executive officers are non-discretionary matters and your broker cannot vote your shares if you have not given voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters to your broker, bank or similar institution.

I UNDERSTAND THAT A QUORUM IS REQUIRED IN ORDER TO CONDUCT BUSINESS AT THE ANNUAL MEETING. WHAT CONSTITUTES A QUORUM?

A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

As of February 28, 2018, the record date for the Annual Meeting, there were 139,861,580 shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, your shares will be considered represented for purpose of establishing a quorum.

WHAT IS REQUIRED TO APPROVE THE PROPOSALS SUBMITTED TO A VOTE AT THE ANNUAL MEETING?

The following table summarizes the voting requirements and the effects of broker non-votes and abstentions on each of the proposals to be voted upon at the Annual Meeting.

Proposal		Required Approval	Broker Non-Votes	Abstentions
1.	Election of the eight director nominees named in this Proxy Statement to serve for one-year terms.	Majority of Votes Cast	No Effect	No Effect
2.	Approval, on an advisory basis, of the 2017 compensation of Welbilt’s named executive officers	Majority of Votes Present and Entitled to Vote	No Effect	Will Act as a Vote Against
3.	Ratification of the selection of PricewaterhouseCoopers LLP as Welbilt’s independent registered public accounting firm for the fiscal year ending December 31, 2018	Majority of Votes Present and Entitled to Vote	N/A Discretionary Votes Permitted	Will Act as a Vote Against

ARE THERE ANY VOTING AGREEMENTS THAT MAY IMPACT VOTING?

There are no voting agreements of which the Company is aware that may affect voting.

HOW CAN I OBTAIN A PROXY CARD OR VOTING INSTRUCTION FORM?

If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please contact Computershare at 1-877-498-8861 if you are a stockholder of record or your account representative at your broker, bank or other similar institution if you hold your shares in street name.

WHO COUNTS THE VOTES?

Broadridge Financial Solutions, Inc. will act as our Inspector of Election at the Annual Meeting and assist us in tabulating the votes.

WHO MAY ATTEND THE ANNUAL MEETING?

Welbilt stockholders who held shares of Welbilt common stock as of the close of business on February 28, 2018 may attend the Annual Meeting by presenting a valid government-issued photo identification such as a driver’s license or passport as proof of ownership as of such record date. Please see above for additional information about attending the Annual Meeting and submitting your vote in person.

HOW CAN I OBTAIN DIRECTIONS TO THE ANNUAL MEETING?

Welbilt stockholders may contact Investor Relations at 1-727-853-3079 or investors@welbilt.com to obtain directions to the Annual Meeting.

WHO PAYS FOR THE EXPENSES OF THIS PROXY SOLICITATION?

Welbilt will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Notice of Internet Availability, Proxy Materials and the proxy card. We may also reimburse brokerage firms and

Welbilt, Inc.  2018 Proxy Statement | 49

other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods of electronic communication.

WHERE CAN I FIND VOTE RESULTS AFTER THE ANNUAL MEETING?

We intend to disclose the final voting results on a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

WHAT IS “HOUSEHOLDING”?

Some banks, brokers and similar institutions may be participating in the practice of “householding” Notices of Internet Availability or other proxy materials. This means that only one copy of our Notice of Internet Availability or Proxy Materials may have been sent to multiple stockholders in your household unless the Company has received contrary instructions from one or more of the holders. We will promptly deliver a separate copy of the Notice of Internet Availability or Proxy Materials to you if you contact us by mail, telephone or email as follows:

Welbilt, Inc.
Attention: Investor Relations
2227 Welbilt Boulevard
New Port Richey, FL 34655
+1.727.853.3079
investors@welbilt.com

To receive separate copies of the Notice of Internet Availability or Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution or you may contact us at the above address or telephone number.

50 | Welbilt, Inc.  2018 Proxy Statement

WELBILT

WELBILT, INC.
2227 WELBILT BLVD.
NEW PORT RICHEY, FL 34655

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 26, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E37619-P01031

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELBILT, INC.

The Board of Directors recommends a vote FOR all the nominees listed below:

1. The election of eight directors to serve for a one-year term expiring at the 2019 annual meeting or until their respective successors are duly elected and qualified;

Nominees:	For	Against	Abstain
1a. Cynthia M. Egnotovich	☐	☐	☐
1b. Dino J. Bianco	☐	☐	☐
1c. Joan K. Chow	☐	☐	☐
1d. Thomas D. Davis	☐	☐	☐
1e. Janice L. Fields	☐	☐	☐
1f. Brian R. Gamache	☐	☐	☐
1g. Andrew Langham	☐	☐	☐
1h. Hubertus M. Muehlhaeuser	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.	For	Against	Abstain
2. The approval, on an advisory basis, of the 2017 compensation of the Company's named executive officers;	☐	☐	☐
3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

WELBILT, INC.
2227 WELBILT BLVD.
NEW PORT RICHEY, FL 34655

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, Stockholder Letter and Annual Report on Form 10-K are available at www.proxyvote.com

E37620-P01031

WELBILT, INC.
Annual Meeting of Stockholders
April 27, 2018, 1:00 PM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Hubertus M. Muehlhaeuser and Joel H. Horn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WELBILT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM ET on April 27, 2018 at 2227 Welbilt Blvd., New Port Richey, Florida 34655, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side